                                                                   EXHIBIT 10.11





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================================================================================



                                 LEASE AGREEMENT

                        Dated as of ______________, 1997

                                     between


                        SUNTRUST BANKS, INC., as Lessor,


                                       and


                           CHOICEPOINT INC., as Lessee




================================================================================
================================================================================

                                TABLE OF CONTENTS
                                (Lease Agreement)

                                                                               Page

ARTICLE I.  DEFINITIONS.......................................................... 1

ARTICLE II.  LEASE OF LEASED PROPERTY............................................ 1
         Section 2.1  Acceptance and Lease of Property........................... 1
         Section 2.2  Acceptance Procedure....................................... 2

ARTICLE III.  RENT............................................................... 2
         Section 3.1  Basic Rent................................................. 2
         Section 3.2  Supplemental Rent.......................................... 2
         Section 3.3  Method of Payment.......................................... 3
         Section 3.4  Late Payment............................................... 3
         Section 3.5  Net Lease; No Setoff, Etc.................................. 3
         Section 3.6  Certain Taxes.............................................. 5
         Section 3.7  Utility Charges............................................ 5

ARTICLE IV.  WAIVERS............................................................. 6

ARTICLE V.  LIENS; EASEMENTS; PARTIAL CONVEYANCES................................ 7

ARTICLE VI.  MAINTENANCE AND REPAIR; ALTERATIONS, MODIFICATIONS AND ADDITIONS.... 8
         Section 6.1  Maintenance and Repair; Compliance With Law................ 8
         Section 6.2  Alterations................................................ 9
         Section 6.3  Title to Alterations....................................... 9

ARTICLE VII.  USE................................................................ 9

ARTICLE VIII.  INSURANCE......................................................... 9

ARTICLE IX.  ASSIGNMENT AND SUBLEASING.......................................... 11

ARTICLE X.  LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE........................... 12
         Section 10.1  Event of Loss............................................ 12
         Section 10.2  Event of Taking.......................................... 12
         Section 10.3  Casualty................................................. 13
         Section 10.4  Condemnation............................................. 13
         Section 10.5  Verification of Restoration and Rebuilding............... 13
         Section 10.6  Application of Payments.................................. 14
         Section 10.7  Prosecution of Awards.................................... 15
         Section 10.8  Application of Certain Payments Not Relating
                         to an Event of Taking.................................. 16
         Section 10.9  Other Dispositions....................................... 16
         Section 10.10 No Rent Abatement........................................ 16

ARTICLE XI.  INTEREST CONVEYED TO LESSEE........................................ 16

ARTICLE XII.  EVENTS OF DEFAULT................................................. 17

ARTICLE XIII.  ENFORCEMENT...................................................... 20
         Section 13.1  Remedies................................................. 20
         Section 13.2  Remedies Cumulative; No Waiver; Consents................. 22

ARTICLE XIV.  SALE, RETURN OR PURCHASE OF LEASED PROPERTY;
         RENEWAL ............................................................... 23
         Section 14.1  Lessee's Option to Purchase.............................. 23
         Section 14.2  Conveyance to Lessee..................................... 23
         Section 14.3  Acceleration of Purchase Obligation...................... 24
         Section 14.4  Determination of Purchase Price.......................... 24
         Section 14.5  Purchase Procedure....................................... 24
         Section 14.6  Option to Remarket....................................... 25

Section 14.7  Rejection of Sale................................................. 28
         Section 14.8  Return of Leased Property................................ 28
         Section 14.9  Renewal.................................................. 29

ARTICLE XV.  LESSEE'S EQUIPMENT................................................. 30

ARTICLE XVI.  RIGHT TO PERFORM FOR LESSEE....................................... 30

ARTICLE XVII.  MISCELLANEOUS.................................................... 31
         Section 17.1  Reports.................................................. 31
         Section 17.2  Binding Effect; Successors and Assigns; Survival......... 31
         Section 17.3  Quiet Enjoyment.......................................... 31
         Section 17.4  Notices.................................................. 32
         Section 17.5  Severability............................................. 32
         Section 17.6  Amendment; Complete Agreements........................... 32
         Section 17.7  Construction............................................. 33
         Section 17.8  Headings................................................. 33
         Section 17.9  Counterparts............................................. 33
         Section 17.10 GOVERNING LAW............................................ 33
         Section 17.11 Discharge of Lessee's Obligations by its Affiliates...... 33
         Section 17.12 Liability of Lessor Limited.............................. 34
         Section 17.13 Estoppel Certificates.................................... 34
         Section 17.14 No Joint Venture......................................... 35
         Section 17.15 No Accord and Satisfaction............................... 35
         Section 17.16 No Merger...............................................  35
         Section 17.17 Survival................................................  35
         Section 17.18 Chattel Paper...........................................  35
         Section 17.19 Time of Essence.........................................  35
         Section 17.20 Recordation of Lease....................................  36
         Section 17.21 Investment of Security Funds............................  36

                                      (ii)

APPENDICES AND EXHIBITS

APPENDIX A                 Defined Terms

EXHIBIT A                  Lease Supplement



























                                      (iii)

       THIS LEASE AGREEMENT (as from time to time amended or supplemented, this "Lease"), dated as of ______________, 1997 is between SUNTRUST BANKS, INC., a Georgia corporation (together with its successors and assigns hereunder, the "Lessor"), as Lessor, and CHOICEPOINT INC., a Georgia corporation (together with its successors and permitted assigns hereunder, the "Lessee"), as Lessee.


                              PRELIMINARY STATEMENT

       A. Lessor will purchase from one or more third parties designated by Lessee, on each Closing Date, certain parcels of real property to be specified by Lessee, together with any improvements thereon.

       B. Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, each such property.

       C. Lessee will construct certain improvements on such parcels of real property which as constructed will be the property of Lessor and will become part of such property subject to the terms of this Lease.

       In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, Lessor and Lessee hereby agree as follows:



                                   ARTICLE I.
                                   DEFINITIONS

       Terms used herein and not otherwise defined shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof.


                                   ARTICLE II.
                            LEASE OF LEASED PROPERTY

       Section 2.1 Acceptance and Lease of Property. On each Closing Date, Lessor, subject to the satisfaction or waiver of the conditions set forth in
Section 3 of the Master Agreement, hereby agrees to accept delivery on such Closing Date of the Land designated by Lessee to be delivered on such Closing Date pursuant to the terms of the Master Agreement, together with any improvements thereon and simultaneously to lease to Lessee hereunder for the Lease Term, Lessor's interest in such Land and in such improvements, together with any Building which thereafter may be constructed thereon pursuant to the Construction Agency

Agreement, and Lessee hereby agrees, expressly for the direct benefit of Lessor, commencing on such Closing Date for the Lease Term, to lease from Lessor's interest in such Land to be delivered on such Closing Date together with Lessor's interest in any Building and other improvements thereon or which thereafter may be constructed thereon pursuant to the Construction Agency Agreement.

       Section 2.2 Acceptance Procedure. Lessor hereby authorizes one or more employees of Lessee, to be designated by Lessee, as the authorized representative or representatives of Lessor to accept delivery on behalf of Lessor of that Leased Property identified on the applicable Funding Request. Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives and the execution and delivery by Lessee on each Closing Date of a Lease Supplement in substantially the form of Exhibit A hereto (appropriately completed) shall, without further act, constitute the irrevocable acceptance by Lessee of that Leased Property which is the subject thereof for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that such Leased Property, together with any improvements constructed thereon pursuant to the Construction Agency Agreement, shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of such Closing Date. The demise and lease of each Building pursuant to this Section 2.2 shall include any additional right, title or interest in such Building which may at any time be acquired by Lessor, the intent being that all right, title and interest of Lessor in and to such Building shall at all times be demised and leased to Lessee hereunder.


                                  ARTICLE III.
                                      RENT

       Section 3.1 Basic Rent. Beginning with and including the first Payment Date occurring after the Closing Date, Lessee shall pay to the Agent the Basic Rent for the Leased Properties, in installments, payable in arrears on each Payment Date during the Lease Term, subject to Section 2.3(c) of the Master Agreement.

       Section 3.2 Supplemental Rent. Lessee shall pay to the Agent, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental Rent within five (5) Business Days of the date the same shall become due and payable and in the event of any failure on the part of Lessee to pay any Supplemental Rent, the Agent shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. All Supplemental Rent to be paid pursuant to this

Section 3.2 shall be payable in the type of funds and in the manner set forth in
Section 3.3.

       Section 3.3 Method of Payment. Basic Rent shall be paid to the Agent, and Supplemental Rent (including amounts due under Article XIV hereof) shall be paid to the Agent (or to such Person as may be entitled thereto) or, in each case, to such Person as the Agent (or such other Person) shall specify in writing to Lessee, and at such place as the Agent (or such other Person) shall specify in writing to Lessee, which specifications by the Agent shall be given by the Agent at least five (5) Business Days prior to the due date therefor. Each payment of Rent (including payments under Article XIV hereof) shall be made by Lessee prior to 12:00 p.m. (noon) Atlanta, Georgia time at the place of payment in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day.

       Section 3.4 Late Payment. If any Basic Rent shall not be paid on the date when due, Lessee shall pay to the Agent, as Supplemental Rent, interest (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the Business Day of payment thereof at the Overdue Rate.

       Section 3.5 Net Lease; No Setoff, Etc. This Lease is a net lease and notwithstanding any other provision of this Lease, Lessee shall pay all Basic Rent and Supplemental Rent, and all costs, charges, taxes (other than taxes covered by the exclusion described in Section 7.4(b) of the Master Agreement), assessments and other expenses foreseen or unforeseen, for which Lessee or any Indemnitee is or shall become liable by reason of Lessee's or such Indemnitee's estate, right, title or interest in the Leased Properties, or that are connected with or arise out of the acquisition (except the initial costs of purchase by Lessor of its interest in any Leased Property, which costs, subject to the terms of the Master Agreement, shall be funded by the Funding Parties pursuant to the Master Agreement), installation, possession, use, occupancy, maintenance, ownership, leasing, repairs and rebuilding of, or addition to, the Leased Properties or any portion thereof, and any other amounts payable hereunder and under the other Operative Documents without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and Lessee's obligation to pay all such amounts throughout the Lease Term, including the Construction Term, is absolute and unconditional. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected for any reason, including without limitation: (a) any defect in the condition, merchantability, design, quality or fitness for use of any Leased Property or any part thereof, or the failure of any Leased Property to comply with all Applicable Law, including any inability to occupy or use any Leased Property by reason of such non-compliance; (b) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Leased Property or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of any Leased Property or any part thereof including eviction; (d) any defect in title to or rights to any Leased Property or any Lien on such title or rights or on any Leased Property; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Lessor, the Agent, any Lease Participant or any Lender; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Lessee, Lessor, any Lease Participant, any Lender, the Agent or any other Person, or any action taken with respect to this Lease by any trustee or receiver of Lessee, Lessor, any Lease Participant, any Lender, the Agent or any other Person, or by any court, in any such proceeding; (g) any claim that Lessee has or might have against any Person, including without limitation, Lessor, any vendor, manufacturer, contractor of or for any Building or any part thereof, the Agent, any Lease Participant or any Lender; (h) any failure on the part of Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement; (i) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof whether or not related to the Transaction; (j) the impossibility or illegality of performance by Lessee, Lessor or both; (k) any action by any court, administrative agency or other Governmental Authority; (l) any restriction, prevention or curtailment of or interference with the Construction or any use of any Leased Property or any part thereof; or (m) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Articles XIV or X of this Lease, this Lease shall be noncancellable by Lessee in any circumstance whatsoever and Lessee, to the extent permitted by Applicable Law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by Lessee hereunder. Each payment of Rent made by Lessee hereunder shall be final and Lessee shall not seek or have any right to recover all or any part of such payment from Lessor, the Agent, any Lease Participant, any Lender or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Properties and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of either Lessee or any subtenant of Lessee on any account or for any reason whatsoever, other than solely by reason of Lessor's willful misconduct or gross negligence.

       Section 3.6 Certain Taxes. Without limiting the generality of Section 3.5, Lessee agrees to pay when due all real estate taxes, personal property taxes, gross sales taxes, including any sales or lease tax imposed upon the rental payments hereunder or under a sublease, occupational license taxes, water charges, sewer charges, assessments of any nature and all other governmental impositions and charges of every kind and nature whatsoever (the "tax(es)"), when the same shall be due and payable without penalty or interest; provided, however, that this Section shall not apply to any of the taxes covered by the exclusion described in Section 7.4(b) of the Master Agreement. It is the intention of the parties hereto that, insofar as the same may lawfully be done, Lessor shall be, except as specifically provided for herein, free from all expenses in any way related to the Leased Properties and the use and occupancy thereof. Any tax relating to a fiscal period of any taxing authority falling partially within and partially outside the Lease Term, shall be apportioned and adjusted between Lessor and Lessee. Lessee covenants to furnish Lessor and the Agent, upon the Agent's request, within forty-five (45) days after the last date when any tax must be paid by Lessee as provided in this Section 3.6, official receipts of the appropriate taxing, authority or other proof satisfactory to Lessor, evidencing the payment thereof.

       So long as no Event of Default has occurred and is continuing, Lessee may defer payment of a tax so long as the validity or the amount thereof is contested by Lessee with diligence and in good faith; provided, however, that Lessee shall pay the tax in sufficient time to prevent delivery of a tax deed. Such contest shall be at Lessee's sole cost and expense. Lessee covenants to indemnify and save harmless Lessor, the Agent, each Lease Participant and each Lender from any actual and reasonable costs or expenses incurred by Lessor, the Agent, any Lease Participant or any Lender as a result of such contest.

       Section 3.7 Utility Charges. Lessee agrees to pay or cause to be paid as and when the same are due and payable all charges for gas, water, sewer, electricity, lights, heat, power, telephone or other communication service and all other utility services used, rendered or supplied to, upon or in connection with the Leased Properties.


                                   ARTICLE IV.
                                     WAIVERS

       During the Lease Term, Lessor's interest in the Building(s) (whether or not completed) and the Land is demised and let by Lessor "AS IS" subject to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Lessor acquired its interest in the Leased Properties, (c) any state of facts which an accurate survey or physical inspection might show (including the survey delivered on the Closing Date), (d) all Applicable Law, and (e) any violations of Applicable Law which may exist upon or subsequent to the commencement of the Lease Term. LESSEE ACKNOWLEDGES THAT, ALTHOUGH LESSOR WILL OWN AND HOLD TITLE TO THE LEASED PROPERTIES, LESSOR IS NOT RESPONSIBLE FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE BUILDING(S) OR ANY ALTERATIONS. NEITHER LESSOR, THE AGENT, ANY LEASE PARTICIPANT NOR ANY LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE, MERCHANTABILITY, TITLE, HABITABILITY, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE LEASED PROPERTIES (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTIES (OR ANY PART THEREOF), ALL SUCH WARRANTIES BEING HEREBY DISCLAIMED, AND NEITHER LESSOR, THE AGENT, ANY LEASE PARTICIPANT NOR ANY LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF ANY LEASED PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAW, except that Lessor hereby represents and warrants that each Leased Property is and shall be free of Lessor Liens. As between Lessor and Lessee, Lessee has been afforded full opportunity to inspect each Leased Property, is satisfied with the results of its inspections of such Leased Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the two preceding sentences, as between Lessor, the Agent, the Lease Participants or the Lenders on the one hand, and Lessee, on the other, are to be borne by Lessee. The provisions of this Article IV have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, the Agent, the Lease Participants or the Lenders, express or implied, with respect to the Leased Properties, that may arise pursuant to any law now or hereafter in effect, or otherwise.

                                   ARTICLE V.
                      LIENS; EASEMENTS; PARTIAL CONVEYANCES

       Lessee shall not directly or indirectly create, incur or assume, any Lien on or with respect to any Leased Property, the title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by Lessee from third parties and not financed by Lessor or Alterations constructed by Lessee, except, in all cases, Permitted Liens.

       Notwithstanding the foregoing paragraph, at the request of Lessee, Lessor shall, from time to time during the Lease Term and upon reasonable advance written notice from Lessee, and receipt of the materials specified in the next succeeding sentence, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements, including, without limitation, utility easements to facilitate Lessee's use, development and construction of the Leased Properties, (ii) release or termination of easements, licenses, rights of way or other rights in the nature of easements which are for the benefit of the Land or the Building(s) or any portion thereof,
(iii) dedication or transfer of portions of the Land, not improved with a building, for road, highway or other public purposes, (iv) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Land or the Building(s) or any portion thereof and
(v) request to any Governmental Authority for platting or subdivision or replatting or resubdivision approval with respect to the Land or any portion thereof or any parcel of land of which the Land or any portion thereof forms a part or a request for any variance from zoning or other governmental requirements. Lessor's obligations pursuant to the preceding sentence shall be subject to the requirements that:

              (a) any such action shall be at the sole cost and expense of Lessee and Lessee shall pay all actual and reasonable out-of-pocket costs of Lessor and the Agent in connection therewith (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals reasonably retained by Lessor or the Agent in connection with any such action),

              (b) Lessee shall have delivered to Lessor and Agent a certificate of a Responsible Officer of Lessee stating that

                           (1) such action will not cause any Leased Property, the Land or any Building or any portion thereof to fail to comply in any material respect with the provisions of the Lease or any other Operative Documents, or in any material respect with Applicable Law; and

                           (2) such action will not materially reduce the Fair Market Sales Value, utility or useful life of any Leased Property, the Land or any Building nor Lessor's interest therein; and

                  (c) in the case of any release or conveyance, if Lessor, the Agent, any Lease Participant or any Lender so reasonably requests, Lessee will cause to be issued and delivered to Lessor and the Agent by the Title Insurance Company an endorsement to the Title Policy pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the Title Policy will not be affected by reason of the fact that a portion of the real property referred to in Schedule A of the Title Policy has been released or conveyed by Lessor.


                                   ARTICLE VI.
                             MAINTENANCE AND REPAIR;
                    ALTERATIONS, MODIFICATIONS AND ADDITIONS

       Section 6.1 Maintenance and Repair; Compliance With Law. Lessee, at its own expense, shall at all times (a) maintain each Leased Property in good repair and condition (subject to ordinary wear and tear), in accordance with prudent industry standards and, in any event, in no less a manner as other similar office, warehouse and distribution centers, as the case may be, owned or leased by Lessee or its Affiliates, (b) make all Alterations in accordance with, and maintain (whether or not such maintenance requires structural modifications or Alterations) and operate and otherwise keep each Leased Property in compliance in all material respects with, all Applicable Laws and insurance requirements, and (c) make all material repairs, replacements and renewals of each Leased Property or any part thereof which may be required to keep such Leased Property in the condition required by the preceding clauses (a) and (b). Lessee shall perform the foregoing maintenance obligations regardless of whether any Leased Property is occupied or unoccupied. Lessee waives any right that it may now have or hereafter acquire to (i) require Lessor, the Agent, any Lease Participant or any Lender to maintain, repair, replace, alter, remove or rebuild all or any part of any Leased Property or (ii) make repairs at the expense of Lessor, the Agent, any Lease Participant or any Lender pursuant to any Applicable Law or other agreements or otherwise.

NEITHER LESSOR, THE AGENT, ANY LEASE PARTICIPANT NOR ANY LENDER SHALL BE LIABLE TO LESSEE OR TO ANY CONTRACTORS, SUBCONTRACTORS, LABORERS, MATERIALMEN, SUPPLIERS OR VENDORS FOR SERVICES PERFORMED OR MATERIAL PROVIDED ON OR IN CONNECTION WITH ANY LEASED PROPERTY OR ANY PART THEREOF. Neither Lessor, the Agent, any Lease Participant nor any Lender shall be required to maintain, alter, repair, rebuild or replace any Leased Property in any way.

       Section 6.2 Alterations. Lessee may, without the consent of Lessor, at Lessee's own cost and expense, make Alterations which do not materially diminish the value, utility or useful life of any Leased Property.

       Section 6.3 Title to Alterations. Title to all Alterations shall without further act vest in Lessor (subject to Lessee's right to remove trade fixtures, personal property and equipment which were not acquired with funds advanced by Lessor, any Lease Participant or any Lender at a time when no Event of Default has occurred and is continuing) and shall be deemed to constitute a part of the Leased Properties and be subject to this Lease.


                                  ARTICLE VII.
                                       USE

       Lessee may use each Leased Property or any part thereof for any lawful purpose, and in a manner consistent with the standards applicable to properties of a similar nature in the geographic area in which such Leased Property is located, provided that such use does not materially adversely affect the Fair Market Sales Value, utility, remaining useful life or residual value of such Leased Property, and does not materially violate or conflict with, or constitute or result in a material default under, any Applicable Law or any insurance policy required hereunder. In the event Lessee's use substantially changes the character of any Building in a manner or to an extent that, in Lessor's, the Lease Participants' or the Lenders' reasonable opinion, adversely affects the Fair Market Sales Value and/or marketability of such Building, Lessee shall, upon the termination or expiration of this Lease, at Lessor's request, restore such Leased Property to its general character at the Completion Date (ordinary wear and tear excepted). Lessee shall not commit or permit any waste of any Leased Property or any material part thereof.


                                  ARTICLE VIII.
                                    INSURANCE

              (a) At any time during which any part of any Building or any Alteration is under construction and as to any part of any

Building or any Alteration under construction, Lessee shall maintain, or cause to be maintained, at its sole cost and expense, as a part of its blanket policies or otherwise, "all risks" non-reporting completed value form of builder's risk insurance.

              (b) During the Lease Term, Lessee shall maintain, at its sole cost and expense, as a part of its blanket policies or otherwise, insurance against loss or damage to any Building by fire and other risks, including comprehensive boiler and machinery coverage, on terms and in amounts no less favorable than insurance covering other similar properties owned or leased by Lessee and that are in accordance with normal industry practice, but in no event less than the replacement cost of such Building from time to time.

              (c) During the Lease Term, Lessee shall maintain, at its sole cost and expense, commercial general liability insurance with respect to the Leased Properties, as is ordinarily procured by Persons who own or operate similar properties in the same geographic area. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by Lessee or its Affiliates with respect to similar properties that it owns or leases and that are in accordance with normal industry practice, but in no event less than [$1,000,000] per occurrence. Such insurance policies shall also provide that Lessee's insurance shall be considered primary insurance. Nothing in this
Article VIII shall prohibit Lessor, the Agent, any Lease Participant or any Lender from carrying at its own expense other insurance on or with respect to the Leased Properties, provided that any insurance carried by Lessor, the Agent, any Lease Participant or any Lender shall not prevent Lessee from carrying the insurance required hereby.

              (d) Each policy of insurance maintained by Lessee pursuant to clauses (a) and (b) of this Article IX shall provide that all insurance proceeds in respect of any loss or occurrence shall be adjusted by Lessee, except (a) that with respect to any loss, the estimated cost of restoration of which is in excess of 50% of the Funded Amounts with respect to the related Leased Property, the adjustment thereof shall be subject to the prior written approval of the Agent (or of Lessor if the Funded Amounts have been fully paid) and the insurance proceeds therefor shall be paid to the Agent (or to Lessor if the Funded Amounts have been fully paid) for application in accordance with this Lease, and (b) if, and for so long as an Event of Default exists, all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, the Agent (or Lessor if the Funded Amounts have been fully paid) for application pursuant to this Lease.

              (e) On the Closing Date for each Leased Property, on the Completion Date and on each anniversary of the Initial Closing Date, Lessee shall furnish Lessor with certificates showing the insurance required under this
Article VIII to be in effect and naming Lessor, the Agent, the Lease Participants and the Lenders as additional insureds. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to Lessor and the Agent in the event of cancellation or expiration or nonpayment of premium with respect to such insurance, and shall include a customary breach of warranty clause.

              (f) Each policy of insurance maintained by Lessee pursuant to this
Article VIII shall (1) contain the waiver of any right of subrogation of the insurer against Lessor, the Agent, the Lease Participants and the Lenders, and
(2) provide that in respect of the interests of Lessor, the Agent, the Lease Participants and the Lenders, such policies shall not be invalidated by any fraud, action, inaction or misrepresentation of Lessee or any other Person acting on behalf of Lessee.

              (g) All insurance policies carried in accordance with this Article VIII shall be maintained with insurers rated at least A by A.M. Best & Company, and in all cases the insurer shall be qualified to insure risks in the State where such Leased Property is located.


                                   ARTICLE IX.
                            ASSIGNMENT AND SUBLEASING

       Lessee may not assign any of its right, title or interest in, to or under this Lease, except as set forth in the following sentence. Lessee may assign any of its right, title or interest in, to or under the Lease to an Affiliate of the Lessee and may sublease all or any portion of any Leased Property, provided that
(a) all obligations of Lessee shall continue in full effect as obligations of a principal and not of a guarantor or surety, as though no assignment or sublease had been made; (b) such assignment or sublease, as the case may be, shall be expressly subject to and, in the case of such sublease, subordinate to this Lease, the Lease Participation Agreement, the Loan Agreement and the other Operative Documents; and (c) each such sublease shall terminate on or before the Lease Termination Date.

       Except pursuant to an Operative Document, this Lease shall not be mortgaged or pledged by Lessee, nor shall Lessee mortgage or pledge any interest in any Leased Property or any portion thereof. Any such mortgage or pledge shall be void.

                                   ARTICLE X.
                    LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE

       Section 10.1 Event of Loss. Any event (i) which would otherwise constitute a Casualty during the Base Term, and (ii) which, in the good-faith judgment of Lessee, renders repair and restoration of a Leased Property impractical or uneconomical, and (iii) as to which Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor an Officer's Certificate notifying Lessor of such event and of such judgment, shall constitute an "Event of Loss". In the case of any other event which constitutes a Casualty, Lessee shall restore such Leased Property pursuant to Section 10.3. If an Event of Loss other than an Event of Taking shall occur, Lessee shall pay to Lessor on the next Payment Date following delivery of the Officer's Certificate pursuant to clause (iii) above an amount equal to the related Leased Property Balance. Upon Lessor's receipt of such Leased Property Balance on such date, Lessor shall cause Lessor's interest in such Leased Property to be conveyed to Lessee in accordance with and subject to the provisions of Section
14.5 hereof; upon completion of such purchase, but not prior thereto, this Lease and all obligations hereunder with respect to such Leased Property shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

       Upon the consummation of the purchase of any Leased Property pursuant to this Section 10.1, any proceeds derived from insurance required to be maintained by Lessee pursuant to this Lease for any Leased Property remaining after payment of such purchase price shall be paid over to, or retained by, Lessee or as it may direct, and Lessor shall assign to Lessee, without warranty, all of Lessor's rights to and interest in insurance required to be maintained by Lessee pursuant to this Lease.

       Section 10.2 Event of Taking. Any event (i) which constitutes a Condemnation of all of, or substantially all of, a Leased Property, or (ii) (A) which would otherwise constitute a Condemnation, (B) which, in the good-faith judgment of Lessee, renders restoration and rebuilding of a Leased Property impossible, impractical or uneconomical, and (C) as to which Lessee, within sixty (60) days after the occurrence of such event, delivers to Lessor an Officer's Certificate notifying Lessor of such event and of such judgment, shall constitute an "Event of Taking". In the case of any other event which constitutes a Condemnation, Lessee shall restore and rebuild such Leased Property pursuant to Section 10.4. If an Event of Taking shall occur, Lessee shall pay to Lessor (1) on the next Payment Date following the occurrence of such Event of Taking, in the case of an Event of Taking described in clause (i) above, or (2) on the next Payment Date following delivery of the Officer's Certificate pursuant to clause (ii) above, in the case of an Event of Taking described in clause (ii) above, an amount equal to the related Leased Property Balance. Upon Lessor's receipt of such Leased Property Balance on such date, Lessor shall cause Lessor's interest in such Leased Property to be conveyed to Lessee in accordance with and subject to the provisions of Section 14.5 hereof (provided that such conveyance shall be subject to all rights of the condemning authority); upon completion of such purchase, but not prior thereto, this Lease and all obligations hereunder with respect to such Leased Property shall terminate, except with respect to obligations and liabilities hereunder, actual or contingent, that have arisen or relate to events occurring on or prior to such date of purchase, or which are expressly stated herein to survive termination of this Lease.

       Upon the consummation of the purchase of such Leased Property pursuant to this Section 10.2, all Awards received by Lessor, after deducting any reasonable costs incurred by Lessor in collecting such Awards, received or payable on account of an Event of Taking with respect to such Leased Property during the related Lease Term shall be paid to Lessee, and all rights of Lessor in Awards not then received shall be assigned to Lessee by Lessor.

       Section 10.3 Casualty. If a Casualty shall occur, Lessee shall rebuild and restore the affected Leased Property, will complete the same prior to the Lease Termination Date, and will cause the condition set forth in Section 3.5
(c) of the Master Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date, regardless of whether insurance proceeds received as a result of such Casualty are sufficient for such purpose.

       Section 10.4 Condemnation. If a Condemnation shall occur, Lessee shall rebuild and restore the affected Leased Property, will complete the same prior to the Lease Termination Date, and will cause the condition set forth in Section
3.5 (c) of the Master Agreement to be fulfilled with respect to such restoration and rebuilding prior to the Lease Termination Date.

       Section 10.5 Verification of Restoration and Rebuilding. In the event of Casualty or Condemnation, to verify Lessee's compliance with the foregoing Sections 10.3 and 10.4, Lessor, the Agent and their respective authorized representatives may, upon five (5) Business Days' notice to Lessee, make inspections of the affected Leased Property with respect to (i) the extent of the Casualty or Condemnation and (ii) the restoration and rebuilding of the related Building and the Land. All actual and reasonable out-of-pocket costs of such inspections incurred by Lessor and the Agent will be paid by Lessee promptly after written request. No such inspection shall unreasonably interfere with Lessee's operations or the operations of any other occupant of such Leased Property. None of the inspecting parties shall have any duty to make any such inspection or inquiry and none of the inspecting parties shall incur any liability or obligation by reason of making or not making any such inspection or inquiry.

       Section 10.6 Application of Payments. All proceeds (except for payments under insurance policies maintained other than pursuant to Article VIII of this Lease) received at any time by Lessor, Lessee or the Agent from any Governmental Authority or other Person with respect to any Condemnation or Casualty to any Leased Property or any part thereof or with respect to an Event of Loss or an Event of Taking, plus the amount of any payment that would have been due from an insurer but for Lessee's self-insurance or deductibles ("Loss Proceeds"), shall (except to the extent Section 10.9 applies) be applied as follows:

              (a) In the event Lessee purchases such Leased Property pursuant to
       Section 10.1 or Section 10.2, such Loss Proceeds shall be applied as set forth in Section 10.1 or Section 10.2, as the case may be;

              (b) In the event of a Casualty at such time when no Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild such Leased Property pursuant to Section 10.3, Lessee may, in good faith and subsequent to the date of such Casualty, certify to Lessor and to the applicable insurer that no Event of Default has occurred and is continuing, in which event the applicable insurer shall pay the Loss Proceeds to Lessee, unless the estimated cost of restoration exceeds 50% of the original cost of such Leased Property, in which case the Loss Proceeds shall be paid to the Agent (or Lessor if the Funded Amounts have been paid in full), and shall be promptly released to Lessee upon certification by Lessee to Lessor and the Agent that Lessee has incurred costs in the amount requested to be released for the repair and rebuilding of such Leased Property;

              (c) In the event of a Condemnation at such time when no Event of Default has occurred and is continuing and Lessee is obligated to repair and rebuild such Leased Property pursuant to Section 10.4, Lessor shall upon

       Lessee's request assign to Lessee Lessor's interest in any applicable Awards; and

              (d) As provided in Section 10.8, if such section is applicable.

       During any period of repair or rebuilding pursuant to this Article X, this Lease will remain in full force and effect and Basic Rent shall continue to accrue and be payable without abatement or reduction. Lessee shall maintain records setting forth information relating to the receipt and application of payments in accordance with this Section 10.6. Such records shall be kept on file by Lessee at its offices and shall be made available to Lessor, the Lease Participants, the Lenders and the Agent upon request.

       Section 10.7 Prosecution of Awards. (a) If, during the continuance of any Event of Default, any Condemnation shall occur, Lessee shall give to Lessor and the Agent promptly, but in any event within thirty (30) days after the occurrence thereof, written notice of such occurrence and the date thereof, generally describing the nature and extent of such Condemnation. With respect to any Event of Taking or any Condemnation, Lessee shall control the negotiations with the relevant Governmental Authority as to any proceeding in respect of which Awards are required, under Section 10.6, to be assigned or released to Lessee, unless an Event of Default shall have occurred and be continuing, in which case (1) the Agent (or Lessor if the Funded Amounts have been fully paid) shall control such negotiations; and (2) Lessee hereby irrevocably assigns, transfers and sets over to Lessor all rights of Lessee to any Award made during the continuance of an Event of Default on account of any Event of Taking or any Condemnation and, if there will not be separate Awards to Lessor and Lessee on account of such Event of Taking or Condemnation, irrevocably authorizes and empowers the Agent (or Lessor if the Funded Amounts have been fully paid) during the continuance of an Event of Default, with full power of substitution, in the name of Lessee or otherwise (but without limiting the obligations of Lessee under this Article X), to file and prosecute what would otherwise be Lessee's claim for any such Award and to collect, receipt for and retain the same; provided, however, that in any event Lessor and the Agent may participate in such negotiations, and no settlement will be made without the prior consent of the Agent (or Lessor if the Funded Amounts have been fully paid), not to be unreasonably withheld.

       (b) Notwithstanding the foregoing, Lessee may prosecute, and Lessor shall have no interest in, any claim with respect to Lessee's personal property and equipment not financed by Lessor and Lessee's relocation expenses.

       Section 10.8 Application of Certain Payments Not Relating to an Event of Taking. In case of a requisition for temporary use of all or a portion of any Leased Property which is not an Event of Taking, this Lease shall remain in full force and effect with respect to such Leased Property, without any abatement or reduction of Basic Rent, and the Awards for such Leased Property shall, unless an Event of Default has occurred and is continuing, be paid to Lessee.

       Section 10.9 Other Dispositions. Notwithstanding the foregoing provisions of this Article X, so long as an Event of Default shall have occurred and be continuing, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Lessee pursuant to this Article X shall be paid to the Agent (or Lessor if the Funded Amounts have been fully paid) as security for the obligations of Lessee under this Lease and, at such time thereafter as no Event of Default shall be continuing, such amount shall be paid promptly to Lessee to the extent not previously applied by Lessor or the Agent in accordance with the terms of this Lease or the other Operative Documents.

       Section 10.10 No Rent Abatement. Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of any Leased Property, and Lessee shall continue to perform and fulfill all of Lessee's obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Termination Date.


                                   ARTICLE XI.
                           INTEREST CONVEYED TO LESSEE

       Lessor and Lessee intend that this Lease be treated, for accounting purposes, as an operating lease. For all other purposes, Lessee and Lessor intend that the transaction represented by this Lease be treated as a financing transaction; for such purposes, it is the intention of the parties hereto (i) that this Lease be treated as a mortgage or deed of trust (whichever is applicable in the jurisdictions in which the Leased Properties are located) and security agreement, encumbering the Leased Property, and that Lessee, as grantor, hereby grants to Lessor, as mortgagee or beneficiary and secured party, or any successor thereto, a first and paramount Lien on each Leased Property,
(ii) that Lessor shall have, as a result of such determination, all of the rights, powers and remedies of a mortgagee or deed of trust beneficiary available under Applicable Law to take possession of and sell (whether by foreclosure or otherwise) any Leased Property, (iii) that the effective date of such mortgage or deed of trust shall be the effective date of this Lease, (iv) that the recording of this Lease or a Lease Supplement shall be deemed to be the recording of such mortgage or deed of trust, and (v) that the obligations secured by such mortgage or deed of trust shall include the Funded Amounts and all Basic Rent and Supplemental Rent hereunder and all other obligations of and amounts due from Lessee hereunder and under the Operative Documents.


                                  ARTICLE XII.
                                EVENTS OF DEFAULT

       The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

       (a) Lessee shall fail to make any payment of Basic Rent when due, and such failure shall continue for five (5) or more days;

       (b) Lessee shall fail to make any payment of Rent (other than Basic Rent) or any other amount payable hereunder or under any of the other Operative Documents (other than Basic Rent and other than as set forth in clause (c)), and such failure shall continue for a period of ten (10) days;

       (c) Lessee shall fail to pay the Funded Amount or Lease Balance when due pursuant to Sections 10.1, 10.2, 14.1 or 14.2, or Lessee shall fail to pay the Recourse Deficiency Amount when required pursuant to Article XIV or Lessee shall fail to make any Completion Costs Payment when due [under the Construction Agency Agreement];

       (d) Lessee shall fail to maintain insurance as required by Article VIII hereof, and such failure shall continue until the earlier of (i) 15 days after written notice thereof from Lessor and (ii) the day immediately preceding the date on which any applicable insurance coverage would otherwise lapse or terminate;

       (e) a default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness individually or in the aggregate in excess of $5,000,000 of, or guaranteed by, Lessee or any Subsidiary of Lessee, which default is a failure to pay any amount when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), which default continues after the applicable grace period, if any, or any other default which, if unremedied, uncured or unwaived, would permit acceleration of the maturity of such indebtedness; or any such indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

       (f) Lessee shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, (ii) be unable, or admit in writing inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, (vi) take corporate action for the purpose of effecting any of the foregoing, or (vii) have an order for relief entered against it in any proceeding under any bankruptcy law;

       (g) An order, judgment or decree shall be entered, without the application, approval or consent of Lessee, by any court of competent jurisdiction, approving a petition seeking reorganization of such entity or appointing a receiver, trustee or liquidator of such entity or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 60 consecutive days;

       (h) any representation or warranty by Lessee in any Operative Document or in any certificate or document delivered to Lessor, the Agent, any Lease Participant or any Lender pursuant to any Operative Document shall have been incorrect in any material respect when made or deemed to be made or submitted;

       (i) Lessee shall repudiate or terminate the Operative Guaranty, or the Operative Guaranty shall at any time cease to be in full force and effect or cease to be the legal, valid and binding obligation of Lessee;

       (j) Lessee shall fail to observe or perform any covenant or agreement (i) contained in Section 5.2(h) of the Master Agreement and, if capable of being remedied, such failure shall remain unremedied for fifteen (15) days after the earlier of (A) an Executive Officer's obtaining knowledge thereof, or (B) written notice thereof shall have been given to the Lessee by the Agent or any Funding Party, (ii) contained in Section 5.2(e) and if capable of being remedied, such failure shall remain unremedied for ten (10) days after the earlier of (A) an Executive Officer's obtaining knowledge thereof, or (B) written notice thereof shall have been given to the Lessee by the Agent or any Funding Party, or (iii) contained in Sections 2.2(d), 5.1(a), 5.1(e), 5.1(g)(v), 5.1(h) or 5.2(c) of the Master Agreement;

       (k) Lessee shall fail to observe or perform any covenant or agreement contained herein or in any other Operative Document (other than those referred to in clauses (a) through (j) of this Article XII and other than a failure giving rise to a Non- Completion Event) and, if capable of being remedied, such failure shall remain unremedied for thirty (30) days after the earlier of (i) an Executive Officer of Lessee's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Lessee by the Agent or any Funding Party;

       (l) A judgment or order for the payment of money in excess of $5,000,000 not covered by insurance or otherwise having a Material Adverse Effect shall be rendered against the Lessee or any other Consolidated Company and such judgment or order shall continue unsatisfied and in effect for a period of 60 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

       (m) An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an aggregate value (based upon the greater of the book value of such assets as established in accordance with GAAP or the fair market value of such assets as determined in good faith by such Consolidated Company) exceeding $5,000,000 in aggregate and is not removed, suspended or enjoined within 60 days of the same being made or any suspension or injunction being lifted;

       [(n) Lessee shall become a Subsidiary of any other Person and the Funded Debt of such Person and the Consolidated Companies is 50% or more of the sum of
(i) the Funded Debt of such Person and the Consolidated Companies and (ii) Consolidated Net Worth of such Person and the Consolidated Companies]; or

       (o) any Reportable Event shall have occurred, or any finding or determination shall be made with respect to a Plan under Section 4041 (c) or (e) of ERISA or any fact or circumstance shall occur with respect to a Plan which, in the opinion of the Lessor, provides for the commencement of any proceeding under Section 4042 of ERISA, or any proceeding shall be commenced with respect to a Plan under Section 4042 of ERISA.

                                  ARTICLE XIII.
                                   ENFORCEMENT

       Section 13.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, but in all respects subject to the right of Lessee to purchase the Leased Property pursuant to Section 14.1, Lessor may do one or more of the following as Lessor in its sole discretion shall determine, without limiting any other right or remedy Lessor may have on account of such Event of Default (including, without limitation, the obligation of Lessee to purchase the Leased Properties as set forth in Section 14.3):

       (a) Lessor may, by notice to Lessee, rescind or terminate this Lease as of the date specified in such notice; however, (A) no reletting, reentry or taking of possession of any Leased Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee, (B) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default, and (C) no act or thing done by Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of any Leased Property shall be valid unless the same be made in writing and executed by Lessor;

       (b) Lessor may (i) demand that Lessee, and Lessee shall upon the written demand of Lessor, return the Leased Properties promptly to Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of, Articles VI and XIV hereof as if the Leased Properties were being returned at the end of the Lease Term, and Lessor shall not be liable for the reimbursement of Lessee for any costs and expenses incurred by Lessee in connection therewith and (ii) without prejudice to any other remedy which Lessor may have for possession of the Leased Properties, and to the extent and in the manner permitted by Applicable Law, enter upon any Leased Property and take immediate possession of (to the exclusion of Lessee) any Leased Property or any part thereof and expel or remove Lessee and any other person who may be occupying such Leased Property, by summary proceedings or otherwise, all without liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to Lessor's other damages, Lessee shall be responsible for the actual and reasonable costs and expenses of reletting, including brokers' fees and the reasonable costs of any alterations or repairs made by Lessor;

       (c) Lessor may (i) sell all or any part of any Leased Property at public or private sale, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by clause (ii) below if Lessor shall elect to exercise its rights thereunder) in which event Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if Lessor shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount) (in lieu of Basic Rent due for periods commencing on or after the Payment Date coinciding with such date of sale (or, if the sale date is not a Payment Date, the Payment Date next preceding the date of such sale)), an amount equal to (a) the excess, if any, of (1) the sum of (A) all Rent due and unpaid to and including such Payment Date and (B) the Funded Amounts with respect to such Leased Property, computed as of such date, over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by Lessor, the Agent, any Lease Participant or any Lender incident to such conveyance (including, without limitation, all costs, expenses, fees, premiums and taxes described in Section 14.5(b))); plus (b) interest at the Overdue Rate on the foregoing amount from such Payment Date until the date of payment;

       (d) Lessor may, at its option, not terminate this Lease, and continue to collect all Basic Rent, Supplemental Rent, and all other amounts (including, without limitation, the Funded Amount) due Lessor (together with all costs of collection) and enforce Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of Lessor, upon any abandonment of any Leased Property by Lessee or re-entry of same by Lessor, Lessor may, in its sole and absolute discretion, elect not to terminate this Lease with respect thereto and may make such reasonable alterations and necessary repairs in order to relet such Leased Property, and relet such Leased Property or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by Lessor from such reletting shall be applied to Lessee's obligations hereunder in such order, proportion and priority as Lessor may elect in Lessor's sole and absolute discretion; it being agreed that under no circumstances shall Lessee benefit from its default from any increase in market rents. If such rentals received from such reletting during any Rent Period are less than the Rent to be paid during that Rent Period by Lessee hereunder, Lessee shall pay any deficiency, as calculated by Lessor, to Lessor on the Payment Date for such Rent Period;

       (e) If any Leased Property has not been sold, or if a Non- Completion Event has occurred and Lessee has not exercised the Remarketing Option pursuant to Section 14.6 within the time permitted thereby, Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or (d) of this Article XIII with respect to such Leased Property, demand, by written notice to Lessee specifying a date (the "Final Rent Payment Date") not earlier than 30 days after the date of such notice, that Lessee purchase, on the Final Rent Payment Date, such Leased Property in accordance with the provisions of Sections 14.2, 14.4 and 14.5; provided, however, that (1) such purchase shall occur on the date set forth in such notice, notwithstanding the provision in Section 14.2 calling for such purchase to occur on the Lease Termination Date; and (2) Lessor's obligations under Section 14.5(a) shall be limited to delivery of a special warranty deed and quit claim bill of sale of such Leased Property, without recourse or warranty, but free and clear of Lessor Liens;

       (f) Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any Rent Period(s), and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent Rent Period(s), or Lessor may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term; or

       (g) Lessor may retain and apply against Lessor's damages all sums which Lessor would, absent such Event of Default, be required to pay to, or turn over to, Lessee pursuant to the terms of this Lease.

       Section 13.2 Remedies Cumulative; No Waiver; Consents. To the extent permitted by, and subject to the mandatory requirements of, Applicable Law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor's consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Potential Event of Default or Event of Default. To the extent permitted by Applicable Law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use any Leased Property or part thereof in mitigation of Lessor's damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this Article XIII.


                                  ARTICLE XIV.
              SALE, RETURN OR PURCHASE OF LEASED PROPERTY; RENEWAL

       Section 14.1 Lessee's Option to Purchase. Subject to the terms, conditions and provisions set forth in this Article XIV, Lessee shall have the option (the "Purchase Option"), to be exercised as set forth below, to purchase from Lessor, Lessor's interest in all of the Leased Properties; provided that such option must be exercised with respect to all, but not less than all, of the Leased Properties. Such option must be exercised by written notice to Lessor not later than whichever is applicable of (i) twelve months prior to the Lease Termination Date or (ii) [ten Business Days] after the occurrence of an Event of Default, which notice shall be irrevocable; such notice shall specify the date that such purchase shall take place, which date shall be a date occurring not less than thirty (30) days after such notice or the Lease Termination Date (whichever is earlier). If the Purchase Option is exercised pursuant to the foregoing, then, subject to the provisions set forth in this Article XIV, on the applicable purchase date or the Lease Termination Date, as the case may be, Lessor shall convey to Lessee, without recourse or warranty (other than as to the absence of Lessor Liens) and Lessee shall purchase from Lessor, Lessor's interest in the Leased Properties.

       Section 14.2 Conveyance to Lessee. Unless (a) Lessee shall have properly exercised the Purchase Option and purchased the Leased Properties pursuant to
Section 14.1(a) hereof, or (b)

Lessee shall have properly exercised the Remarketing Option and shall have fulfilled all of the conditions of Section 14.6 hereof, then, subject to the terms, conditions and provisions set forth in this Article XIV, Lessee shall purchase from Lessor, and Lessor shall convey to Lessee, on the Lease Termination Date all of Lessor's interest in the Leased Properties. Lessee may designate, in a notice given to Lessor not less than ten (10) Business Days prior to the closing of such purchase (time being of the essence), the transferee to whom the conveyance shall be made (if other than to Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee shall not cause Lessee to be released, fully or partially, from any of its obligations under this Lease.

       Section 14.3 Acceleration of Purchase Obligation. Lessee shall be obligated to purchase Lessor's interest in the Leased Properties immediately, automatically and without notice upon the occurrence of any Event of Default specified in clause (g) of Article XII, for the purchase price set forth in
Section 14.4. Upon the occurrence and during the continuance of any other Event of Default, Lessee shall be obligated to purchase Lessor's interest in the Leased Properties for the purchase price set forth in Section 14.4 upon notice of such obligation from Lessor.

       Section 14.4 Determination of Purchase Price. Upon the purchase by Lessee of Lessor's interest in the Leased Properties upon the exercise of the Purchase Option or pursuant to Section 14.2 or 14.3, the aggregate purchase price for all of the Leased Properties shall be an amount equal to the Lease Balance as of the closing date for such purchase, plus any amount due pursuant to Section 7.5(f) of the Master Agreement as a result of such purchase.

       Section 14.5 Purchase Procedure. (a) If Lessee shall purchase Lessor's interest in a Leased Property pursuant to any provision of this Lease, (i) Lessee shall accept from Lessor and Lessor shall convey such Leased Property by a duly executed and acknowledged special warranty deed and quit claim bill of sale of such Leased Property in recordable form, (ii) upon the date fixed for any purchase of Lessor's interest in Leased Property hereunder, Lessee shall pay to the order of the Agent (or Lessor if the Lease Participant Amounts and the Loans have been paid in full) the Lease Balance or Leased Property Balance, as applicable, plus any amount due pursuant to Section 7.5(f) of the Master Agreement as a result of such purchase by wire transfer of immediately available funds, and (iii) Lessor will execute and deliver to Lessee such other documents, including releases, termination agreements and termination statements, as may be legally required or as may be reasonably requested by Lessee in order to effect such conveyance, free and clear of Lessor Liens and the Liens of the Operative Documents.

       (b) Lessee shall, at Lessee's sole cost and expense, obtain all required governmental and regulatory approval and consents and shall make such filings as required by Applicable Law; in the event that Lessor is required by Applicable Law to take any action in connection with such purchase and sale, Lessee shall pay all costs incurred by Lessor in connection therewith. In addition, all charges incident to such conveyance, including, without limitation, Lessee's attorneys' fees, Lessor's attorneys' fees, commissions, Lessee's and Lessor's escrow fees, recording fees, title insurance premiums and all applicable documentary transfer or other transfer taxes and other taxes required to be paid in order to record the transfer documents that might be imposed by reason of such conveyance and the delivery of such deed shall be borne entirely and paid by Lessee.

       (c) Upon expiration or termination of this Lease resulting in conveyance of Lessor's interest in the title to the Leased Properties to Lessee, there shall be no apportionment of rents (including, without limitation, water rents and sewer rents), taxes, insurance, utility charges or other charges payable with respect to the Leased Properties, all of such rents, taxes, insurance, utility or other charges due and payable with respect to the Leased Properties prior to termination being payable by Lessee hereunder and all due after such time being payable by Lessee as the then owner of the Leased Properties.

       Section 14.6 Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 14.6, Lessee shall have the option to market all of, but not less than all of, the Leased Properties for Lessor (the "Remarketing Option").

       Lessee's effective exercise and consummation of the Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which shall render the Remarketing Option and Lessee's exercise thereof null and void, in which event, Lessee shall be obligated to perform its obligations under Section 14.2.

                  (a) Not later than whichever is applicable of (i) twelve months prior to the Lease Termination Date or (ii) [ten Business Days] after the occurrence of a Non-Completion Event, Lessee shall give to Lessor and the Agent written notice of Lessee's exercise of the Remarketing Option which exercise shall be irrevocable and shall state whether Lessee has exercised the Remarketing Option.

                  (b) Not later than whichever is applicable of (i) ten (10) Business Days prior to the Lease Termination Date or ten Business Days after the occurrence of the Non-Completion Event, Lessee shall deliver to Lessor and the Agent an environmental assessment of each Leased Property dated not later than forty-five (45) days prior to the Lease Termination Date. Such environmental assessment shall be prepared by an environmental consultant selected by the Required Funding Parties, shall be in form, detail and substance reasonably satisfactory to the Required Funding Parties, and shall otherwise indicate the environmental condition of each Leased Property to be the same as described in the related Environmental Audit.

                  (c) On the date of Lessee's notice to Lessor and the Agent of Lessee's exercise of the Remarketing Option each of the Construction Conditions shall have been timely satisfied (except in the case of a Non-Completion Event) and no Event of Default or Potential Event of Default shall exist, and thereafter, no Event of Default or Potential Event of Default shall exist under this Lease.

                  (d) Except in the case of a Non-Completion Event, Lessee shall have completed all Alterations, restoration and rebuilding of the Leased Properties pursuant to Sections 6.1, 6.2, 10.3 and 10.4 (as the case may be) and shall have fulfilled all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date on which Lessor and the Agent receive Lessee's notice of Lessee's exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within Lessee's control.

                  (e) Lessee shall promptly provide any maintenance records relating to each Leased Property to Lessor, the Agent and any potential purchaser upon request, and shall otherwise do all things necessary to deliver possession of such Leased Property to the purchaser. Lessee shall allow Lessor, the Agent and any potential purchaser access to any Leased Property for the purpose of inspecting the same.

                  (f) On the Lease Termination Date, Lessee shall surrender the Leased Properties in accordance with Section 14.8 hereof.

                  (g) In connection with any such sale of the Leased Properties, Lessee will provide to the purchaser all customary "seller's" indemnities, representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of the Leased Properties, including, without limitation, an environmental indemnity. Lessee shall fulfill all of the requirements set forth in clause (b) of Section 14.5, and such requirements are incorporated herein by reference. As to Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by Lessor, other than the absence of Lessor Liens.

                  (h) In connection with any such sale of Leased Properties, Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of the Leased Properties, whether incurred by Lessor, any Lease Participant, any Lender, the Agent or Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, Lessor's and the Agent's attorneys' fees, Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

                  (i) Lessee shall pay to the Agent on the Lease Termination Date (or to such other Person as Agent shall notify Lessee in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to the Recourse Deficiency Amount (or, in the case of a Non- Completion Event, the Completion Costs Payment), plus all Basic Rent and Supplemental Rent, and all other amounts hereunder which have accrued prior to or as of such date, in the type of funds specified in
         Section 3.3 hereof.

If Lessee has exercised the Remarketing Option, the following additional provisions shall apply: During the period commencing on the date twelve months prior to the scheduled expiration of the Lease Term or, with respect to a Non-Completion Event, the date of Lessee's notice pursuant to Section 14.6(a), Lessee shall, as nonexclusive agent for Lessor, use commercially reasonable efforts to sell Lessor's interest in the Leased Properties and will attempt to obtain the highest purchase price therefor. All such marketing of the Leased Properties shall be at Lessee's sole expense. Lessee shall submit all bids to Lessor and the Agent and Lessor and the Agent will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all-cash basis. In no event shall such bidder be Lessee or any Subsidiary or Affiliate of Lessee. The written offer must specify the Lease Termination Date as the closing date. If, and only if, the selling price (net of closing costs and prorations, as reasonably estimated by the Agent) is less than the difference between the Lease Balance at such time minus the Recourse Deficiency Amount, then Lessor or the Agent may, in its sole and absolute discretion, by notice to Lessee, reject such offer to purchase, in which event the parties will proceed according to the provisions of Section 14.7 hereof. If neither Lessor nor the Agent rejects such purchase offer as provided above, the closing of such purchase of the Leased Properties by such purchaser shall occur on the Lease Termination Date, contemporaneously with Lessee's surrender of the Leased Properties in accordance with Section 14.8 hereof, and the gross proceeds of the sale (i.e., without deduction for any marketing, closing or other costs, prorations or commissions) shall be paid directly to the Agent (or Lessor if the Funded Amounts have been fully paid); provided, however, that if the sum of the gross proceeds from such sale plus the Recourse Deficiency Amount (or, if a Non-Completion Event has occurred, the Completion Costs Payment) paid by Lessee on the Lease Termination Date pursuant to Section 14.6(i), minus any and all costs and expenses (including broker fees, appraisal costs, legal fees and transfer taxes) incurred by the Agent or Lessor in connection with the marketing of the Leased Properties or the sale thereof exceeds the Lease Balance as of such date, then the excess shall be paid to Lessee on the Lease Termination Date. Lessee shall have no right, power or authority to bind Lessor in connection with any proposed sale of the Leased Properties.

       Section 14.7 Rejection of Sale. Notwithstanding anything contained herein to the contrary, if Lessor or the Agent rejects the purchase offer for the Leased Properties as provided in Section 14.6, then (a) Lessee shall pay to the Agent the Recourse Deficiency Amount (or, if a Non-Completion Event has occurred, the Completion Costs Payment) pursuant to Section 14.6(i), (b) Lessor shall retain title to the Leased Properties, and (c) in addition to Lessee's other obligations hereunder, Lessee will reimburse Lessor and the Agent, within ten (10) Business Days after written request, for all reasonable costs and expenses incurred by Lessor or Agent during the period ending on the first anniversary of the Lease Termination Date in connection with the marketing, sale, closing or transfer of the Leased Properties, which obligation shall survive the Lease Termination Date and the termination or expiration of this Lease.

       Section 14.8 Return of Leased Property. If Lessor retains title to any Leased Property pursuant to Section 14.7 hereof then Lessee shall, on the Lease Termination Date, and at its own expense, return possession of such Leased Property to Lessor for retention by Lessor or, if Lessee properly exercises the Remarketing Option and fulfills all of the conditions of Section 14.6 hereof and neither Lessor nor the Agent rejects such purchase offer pursuant to Section 14.6, then Lessee shall, on such Lease Termination Date, and at its own cost, transfer possession of the Leased Property to the independent purchaser thereof, in each case by surrendering the same into the possession of Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, in as good condition as it was on the Completion Date (as modified by Alterations permitted by this Lease), ordinary wear and tear excepted, and in compliance in all material respects with Applicable Law. Lessee shall, on and within a reasonable time before and after the Lease Termination Date, cooperate with Lessor and the independent purchaser of such Leased Property in order to facilitate the ownership and operation by such purchaser of such Leased Property after the Lease Termination Date, which cooperation shall include the following, all of which Lessee shall do on or before the Lease Termination Date or as soon thereafter as is reasonably practicable: providing all books and records regarding the maintenance and ownership of such Leased Property and all know-how, data and technical information relating thereto, providing a copy of the Plans and Specifications, granting or assigning all licenses (to the extent assignable) necessary for the operation and maintenance of such Leased Property, and cooperating in seeking and obtaining all necessary Governmental Action. Lessee shall have also paid the cost of all Alterations commenced prior to the Lease Termination Date. The obligations of Lessee under this Article XIV shall survive the expiration or termination of this Lease.

       Section 14.9 Renewal. Subject to the conditions set forth herein, Lessee may, by written notice to Lessor and the Agent given not later than twelve months and not earlier than sixteen months, prior to the Lease Termination Date then in effect, renew this Lease, for up to five years commencing on the date following the Lease Termination Date then in effect, provided that Lessee may only exercise such renewal option once. No later than the date that is 45 days after the date the request to renew has been delivered to each of Lessor and the Agent, the Agent will notify Lessee whether or not Lessor, the Lease Participants and the Lenders consent to such renewal request (which consent, in the case of Lessor, the Lease Participants and the Lenders, may be granted or denied in their sole discretion, and may be conditioned on such conditions precedent as may be specified by Lessor, the Lease Participants and the Lenders). If the Agent fails to respond within such time frame, such failure shall be deemed to be a rejection of such request. If the Agent notifies Lessee of Lessor's, the Lease Participants' and the Lenders' consent to such renewal, such renewal shall be effective. Any renewal of this Lease shall be on the same terms and conditions as are set forth herein for the original Lease Term, except that the amount of Basic Rent to be paid by Lessee shall be as mutually agreed upon among Lessee, Lessor, the Lease Participants and the Lenders prior to such renewal.

                                   ARTICLE XV.
                               LESSEE'S EQUIPMENT

       After any repossession of any Leased Property (whether or not this Lease has been terminated), Lessee, at its expense and so long as such removal of such Alteration shall not result in a violation of Applicable Law, shall, within a reasonable time after such repossession or within sixty (60) days after Lessee's receipt of Lessor's written request (whichever shall first occur), remove all of Lessee's trade fixtures, personal property and equipment from such Leased Property (to the extent that the same can be readily removed from such Leased Property without causing material damage to such Leased Property); provided, however, that Lessee shall not remove any such trade fixtures, personal property or equipment that (i) has been financed by Lessor under the Operative Documents or otherwise constituting Leased Property (or that constitutes a replacement of such property) or (ii) with respect to which Lessor notifies Lessee that it is exercising its purchase option (in which case, Lessor shall pay to Lessee the fair market value of such trade fixture, personal property or equipment on such date of repossession and Lessee shall execute and deliver a bill of sale therefor to Lessor), provided that the purchase option set forth in this clause
(ii) shall not apply to Lessee's inventory. Any of Lessee's trade fixtures, personal property and equipment not so removed by Lessee within such period shall be considered abandoned by Lessee, and title thereto shall without further act vest in Lessor, and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor and Lessee will pay Lessor, upon written demand, all reasonable costs and expenses incurred by Lessor in removing, storing or disposing of the same and all costs and expenses incurred by Lessor to repair any damage to such Leased Property caused by such removal. Lessee will immediately repair at its expense all damage to such Leased Property caused by any such removal (unless such removal is effected by Lessor, in which event Lessee shall pay all reasonable costs and expenses incurred by Lessor for such repairs). Lessor shall have no liability in exercising Lessor's rights under this Article XV except as set forth in clause (ii) of the first sentence hereof, nor shall Lessor be responsible for any loss of or damage to Lessee's personal property and equipment.

                                  ARTICLE XVI.
                           RIGHT TO PERFORM FOR LESSEE

       If Lessee shall fail to perform or comply with any of its agreements contained herein, Lessor may perform or comply with such agreement (after giving five days' prior notice thereof to

Lessee which prior notice shall not be required if in Lessor's good faith judgment a Material Adverse Effect could occur without earlier performance or compliance), and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of such payment and the amount of the expenses of Lessor (including actual and reasonable attorneys' fees and expenses) incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Supplemental Rent, payable by Lessee to Lessor within thirty (30) days after written demand therefor.


                                  ARTICLE XVII.
                                  MISCELLANEOUS

       Section 17.1 Reports. To the extent required under Applicable Law and to the extent it is reasonably practical for Lessee to do so, Lessee shall prepare and file in timely fashion, or, where such filing is required to be made by Lessor or it is otherwise not reasonably practical for Lessee to make such filing, Lessee shall prepare and deliver to Lessor (with a copy to the Agent) within a reasonable time prior to the date for filing and Lessor shall file, any material reports with respect to the condition or operation of such Leased Property that shall be required to be filed with any Governmental Authority.

       Section 17.2 Binding Effect; Successors and Assigns; Survival. The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer any Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to the benefit of their respective permitted successors and assigns, and the rights hereunder of the Agent, the Lease Participants and the Lenders shall inure (subject to such conditions as are contained herein) to the benefit of their respective permitted successors and assigns. Lessee hereby acknowledges that Lessor has assigned all of its right, title and interest to, in and under this Lease to the Agent, the Lease Participants and the Lenders, and that all of Lessor's rights hereunder may be exercised by the Agent.

       Section 17.3 Quiet Enjoyment. Lessor covenants that it will not interfere in Lessee's or any of its permitted sublessees' quiet enjoyment of the Leased Properties in accordance with this Lease during the Lease Term, so long as no Event of Default has occurred and is continuing. Such right of quiet enjoyment is independent of, and shall not affect, Lessor's rights otherwise to initiate legal action to enforce the obligations of Lessee under this Lease.

       Section 17.4 Notices. Unless otherwise specified herein, all notices, offers, acceptances, rejections, consents, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been given as set forth in Section 8.2 of the Master Agreement. All such notices, offers, acceptances, rejections, consents, requests, demands or other communications shall be addressed as follows or to such other address as any of the parties hereto may designate by written notice:

         If to Lessor:                 SunTrust Banks, Inc.
                                       c/o SunTrust Capital Markets
                                       303 Peachtree Street
                                       24th Floor
                                       Mail Code 3943
                                       Atlanta, Georgia  30308

         If to Lessee:                 ChoicePoint Inc.
                                       1000 Alderman Drive
                                       Alpharetta, Georgia 30005
                                       Attn:
                                             ----------------------------

         If to Agent:                  SunTrust Bank, Atlanta
                                       25 Park Place
                                       Atlanta, Georgia 30303
                                       Attn: Center 127 Atlanta
                                             Corporate Banking

       If to a Lease Participant or Lender, to the address provided in the Master Agreement.

       Section 17.5 Severability. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Law, Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

       Section 17.6 Amendment; Complete Agreements. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, except by an instrument in writing signed by Lessor and Lessee in accordance with the provisions of
Section 8.4 of the Master Agreement. This Lease, together with the other Operative Documents, is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

       Section 17.7 Construction. This Lease shall not be construed more strictly against any one party, it being recognized that both of the parties hereto have contributed substantially and materially to the preparation and negotiation of this Lease.

       Section 17.8 Headings. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

       Section 17.9 Counterparts. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

       Section 17.10 GOVERNING LAW. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATES HEREUNDER, AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATES IN WHICH SUCH ESTATES ARE LOCATED.

       Section 17.11 Discharge of Lessee's Obligations by its Affiliates. Lessor agrees that performance of any of Lessee's obligations hereunder by one or more of Lessee's Affiliates or one or more of Lessee's sublessees of the Leased Properties or any part thereof shall constitute performance by Lessee of such obligations to the same extent and with the same effect hereunder as if such obligations were performed by Lessee, but no such performance shall excuse Lessee from any obligation not performed by it or on its behalf under the Operative Documents.

       Section 17.12 Liability of Lessor Limited. Except as otherwise expressly provided below in this Section 17.12, it is expressly understood and agreed by and between Lessee, Lessor and their respective successors and assigns that nothing herein contained shall be construed as creating any liability of Lessor or any of its Affiliates or any of their respective officers, directors, employees or agents, individually or personally, to perform any covenant, either express or implied, contained herein, all such liability, if any, being expressly waived by Lessee and by each and every Person now or hereafter claiming by, through or under Lessee, and that, so far as Lessor or any of its Affiliates or any of their respective officers, directors, employees or agents, individually or personally, is concerned, Lessee and any Person claiming by, through or under Lessee shall look solely to the right, title and interest of Lessor in the Leased Properties and any proceeds from Lessor's sale or encumbrance thereof (provided, however, that Lessee shall not be entitled to any double recovery) for the performance of any obligation under this Lease and under the Operative Documents and the satisfaction of any liability arising therefrom.

       Section 17.13 Estoppel Certificates. Each party hereto agrees that at any time and from time to time during the Lease Term, it will promptly, but in no event later than thirty (30) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser (if such prospective purchaser has signed a commitment or letter of intent to purchase any Leased Property or any part thereof or any Note or Lease Participation), assignee or mortgagee or third party designated by such other party, a certificate stating (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which Basic Rent has been paid; (c) whether or not there is any existing default by Lessee in the payment of Basic Rent or any other sum of money hereunder, and whether or not there is any other existing default by either party with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; (d) whether or not, to the knowledge of the signer after due inquiry and investigation, there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate and (e) other items that may be reasonably requested; provided that no such certificate may be requested unless the requesting party has a good faith reason for such request.

       Section 17.14 No Joint Venture. Any intention to create a joint venture or partnership relation between Lessor and Lessee is hereby expressly disclaimed.

       Section 17.15 No Accord and Satisfaction. The acceptance by Lessor of any sums from Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between Lessor and Lessee regarding sums due and payable by Lessee hereunder, unless Lessor specifically deems it as such in writing.

       Section 17.16 No Merger. In no event shall the leasehold interests, estates or rights of Lessee hereunder, or of the holder of any Notes secured by a security interest in this Lease, or of any Lease Participant, merge with any interests, estates or rights of Lessor in or to the Leased Properties, it being understood that such leasehold interests, estates and rights of Lessee hereunder, and of the holder of any Notes secured by a security interest in this Lease, and of the Lease Participants, shall be deemed to be separate and distinct from Lessor's interests, estates and rights in or to the Leased Properties, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

       Section 17.17 Survival. The obligations of Lessee to be performed under this Lease prior to the Lease Termination Date and the obligations of Lessee pursuant to Article III, Articles X, XI, XIII, Sections 14.2, 14.3, 14.4, 14.5, 14.8, Articles XIV, XV, and XVI, and Sections 17.10 and 17.12 shall survive the expiration or termination of this Lease. The extension of any applicable statute of limitations by Lessor, Lessee, the Agent or any Indemnitee shall not affect such survival.

       Section 17.18 Chattel Paper. To the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart, which shall be identified as the original counterpart by the receipt of the Agent.

       Section 17.19 Time of Essence. Time is of the essence of this Lease.

       Section 17.20 Recordation of Lease. Lessee will, at its expense, cause this Lease or memorandum of lease (if permitted by Applicable Law) to be recorded in the proper office or offices in the States and the municipalities in which the Land is located.

       Section 17.21 Investment of Security Funds. Any amounts not payable to Lessee pursuant to any provision of Article VIII, X or XIV or this Section 17.21 solely because an Event of Default shall have occurred and be continuing shall be held by the Agent (or Lessor if the Funded Amounts have been fully paid) as security for the obligations of Lessee under this Lease and the Master Agreement. At such time as no Event of Default shall be continuing, such amounts, net of any amounts previously applied to Lessee's obligations hereunder or under the Master Agreement, shall be paid to Lessee. Any such amounts which are held by the Agent (or Lessor if the Funded Amounts have been fully paid) pending payment to Lessee shall until paid to Lessee, as provided hereunder or, as long as the Lease Participation Agreement or the Loan Agreement is in effect, until applied against Lessee's obligations herein and under the Master Agreement and distributed as provided in the Lease Participation Agreement and the Loan Agreement or herein (after the Lease Participation Agreement and the Loan Agreement are no longer in effect) in connection with any exercise of remedies hereunder, be invested by the Agent or Lessor, as the case may be as directed from time to time in writing by Lessee (provided, however, if an Event of Default has occurred and is continuing it will be directed by the Agent or, if the Funded Amounts have been fully paid, Lessor) and at the expense and risk of Lessee, in Permitted Investments. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied in the same manner as the principal invested.


                            [Signature pages follow]

       IN WITNESS WHEREOF, the undersigned have each caused this Lease Agreement to be duly executed and delivered and attested by their respective officers thereunto duly authorized as of the day and year first above written.



[Witnessed:                                 CHOICEPOINT INC.
                                            as Lessee


By                                          By
  --------------------------                   ---------------------------
  Name:                                        Name:
                                               Title:

By
  --------------------------
  Name:                    ]

                                                SUNTRUST BANKS, INC., as Lessor

Witnessed:


By                                          By
  ------------------------------               ---------------------------
  Name:                                        Name:
                                               Title:

By
  ------------------------------
  Name:

Recording requested by                                             EXHIBIT A TO
and when recorded mail to:                                          THE LEASE

-------------------------------------
-------------------------------------
-------------------------------------
-------------------------------------




- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                 LEASE SUPPLEMENT NO. __ AND MEMORANDUM OF LEASE

         THIS LEASE SUPPLEMENT NO. __ (this "Lease Supplement") dated as of [ ], between SUNTRUST BANKS, INC., as the lessor (the "Lessor"), and CHOICEPOINT INC., a Georgia corporation, as lessee (the "Lessee").

         WHEREAS Lessor is the owner of the Land described on Schedule I hereto and wishes to lease the Land together with any Building and other improvements thereon or which thereafter may be constructed thereon pursuant to the Lease to Lessee;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions; Interpretation. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Lease Agreement, dated as of _______________, 1997, between Lessee and Lessor; and the rules of interpretation set forth in Appendix A to the Lease shall apply to this Lease Supplement.

         SECTION 2. The Properties. Attached hereto as Schedule I is the description of certain Land (the "Subject Property"). Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, such Land, together with any Building and other improvements thereon or which thereafter may be constructed thereon pursuant to the Lease shall be subject to the terms and provisions of the Lease and Lessor hereby grants, conveys, transfers and assigns to Lessee those interests, rights, titles, estates, powers and privileges provided for in the Lease with respect to the Subject Property.

         SECTION 3. Amendments to Lease with Respect to Subject Property. Effective upon the execution and delivery of this Lease Supplement by Lessor and Lessee, the following terms and provisions shall apply to the Lease with respect to the Subject Property:

                   [Insert Applicable Sections per Local Law]

         SECTION 4. Ratification; Incorporation. Except as specifically modified hereby, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect. The terms of the Lease (as amended by this Lease Supplement) are by this reference incorporated herein and made a part hereof.

         SECTION 5. Original Lease Supplement. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the original executed counterpart of this Lease Supplement (the "Original Executed Counterpart"). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

         SECTION 6. GOVERNING LAW. THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES OF SUCH STATE, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATE HEREUNDER, AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE IN WHICH SUCH ESTATE IS LOCATED.

         SECTION 7. Counterpart Execution. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

                                           SUNTRUST BANKS, INC., as the Lessor


                                           By
                                             ----------------------------------
                                             Name:
                                             Title:



                                           CHOICEPOINT INC., as the Lessee


                                           By
                                             ----------------------------------
                                             Name:
                                             Title:

STATE OF _________________   )
                             )  ss.:
COUNTY OF ________________   )


         The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of ______________, ____ ____, this _____ day of __________, _______________, by _____________________, as
____________________ of SunTrust Banks, Inc., on behalf of such corporation.



[Notarial Seal]                                      ---------------------------
                                                     Notary Public


My commission expires:
                        ------------------




STATE OF _________________   )
                             )  ss.:
COUNTY OF ________________   )


         The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of ______________, ___ ____, this _____ day of __________, __________, by ___________, as _____________, of ChoicePoint
Inc., a Georgia corporation, on behalf of the corporation.


[Notarial Seal]                                      --------------------------
                                                     Notary Public


My commission expires:
                       --------------------

Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged as of the date hereof.

                                        SUNTRUST BANK, ATLANTA, as the
                                                 Agent



                                        By
                                          -------------------------------------
                                          Name:
                                          Title:



                                        By
                                          -------------------------------------
                                          Name:
                                          Title:

                                   APPENDIX A
                                       to
                            Master Agreement, Lease,
                  Loan Agreement, Construction Agency Agreement
                        and Lease Participation Agreement

                         DEFINITIONS AND INTERPRETATION


       A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

              (i) the singular number includes the plural number and vice versa;

              (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents;

              (iii)  reference to any gender includes each other gender;

              (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

              (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

              (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

              (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision hereof;

              (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

              (ix)   "or" is not exclusive; and

              (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

       B. Accounting Terms. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

       C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Master Agreement shall prevail and control.

       D. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

       E. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

       "A Loan" means the A Percentage of Loans made by Lenders pursuant to the Loan Agreement and the Master Agreement.

       "A Note" is defined in Section 2.2 of the Loan Agreement.

       "A Percentage" means 80%.

       "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

       "Address" means with respect to any Person, its address set forth in
Schedule 8.2 to the Master Agreement or such other address as it shall have identified to the parties to the Master Agreement in writing.

       "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with, such Person, whether through the ownership of voting securities or by contract or otherwise. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

       "After-Tax Basis" means (a) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to either the Lessee or an Indemnitee on an after-tax basis, it shall be assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and (ii) such Indemnitee or the Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (b) of this definition.

       "Agent" means SunTrust Bank, Atlanta, a Georgia banking corporation, in its capacity as agent under the Master Agreement, the Lease Participation Agreement and the Loan Agreement.

       "Aggregate Construction Costs" means the aggregate amount of all development, transaction and closing costs incurred by the Lessee, including all acquisition costs for any improvements and capitalized expenses, but excluding the purchase price of the Land.

       "Alterations" means, with respect to any Leased Property, fixtures, alterations, improvements, modifications and additions to such Leased Property.

       "Alternative Rate" means, for any period, an interest rate per annum equal to the rate of interest most recently announced by the Agent in Atlanta, Georgia from time to time as its prime lending rate (or other comparable reference rate) for calculating interest on certain loans, which need not be the lowest interest rate charged by such bank. If such prime lending rate or equivalent of such bank changes from time to time after the date hereof, the Alternative Rate shall be automatically increased or decreased, as the case may be, without notice to the Lessee as of the effective time of each change in such prime lending rate or equivalent.

       "Applicable Law" means all existing and future applicable laws (including Environmental Laws), rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of any Leased Property) and any restrictive covenant or deed restriction or easement of record affecting any Leased Property.

       "Applicable Margin" means the percentage designated on the chart set forth below based on Lessee's ratio of Funded Debt to Consolidated EBITDA, measured quarterly, effective in the second fiscal quarter immediately following the date of delivery of the Compliance Certificate to the Agent:

FUNDED DEBT TO
CONSOLIDATED                              APPLICABLE
EBITDA RATIO                                MARGIN
------------                              ----------

Greater than 3.0:1.0                        0.70  %

Less than or Equal to 3.0:1.0
  and Greater than 2.5:1.0                  0.575 %

Less than or Equal to 2.5:1.0
  and Greater than 2.0:1.0                  0.45  %

Less than or Equal to 2.0:1.0
  and Greater than 1.5:1.00                 0.40  %

Less than or Equal to 1.5:1.0
  but Greater than 1.0:1.0                  0.35  %

Less than or Equal to 1.0:1.0               0.30  %

For purposes of the foregoing, (i) the Applicable Margin on the initial Closing Date is 0.__% and shall remain 0.__% through and including December 31, 1997 (by way of example, as of the first day of the third fiscal quarter of Lessee, the Applicable Margin shall be calculated based upon the ratio of Funded Debt to Consolidated EBITDA of the Lessee reported in the Compliance Certificate delivered by the Lessee for the first fiscal quarter of such fiscal year of Lessee.); and (ii) if the Lessee fails to provide the Compliance Certificate and related financial statements required by Section 5.1 of the Master Agreement within the applicable time period set forth therein, the Applicable Margin shall be adjusted to 0.70% on the first day of the following fiscal quarter until such Compliance Certificate and related financial statements are delivered.

       "Appraisal" is defined in Section 3.1 of the Master Agreement.

       "Appraiser" means an MAI appraiser satisfactory to the Agent and the Lessor.

       "Architect" means with respect to any Leased Property the architect engaged in connection with the construction of the related Building, who may be an employee of the General Contractor for such Leased Property.

       "Architect's Agreement" means, with respect to any Leased Property, the architectural services agreement, if any, between the Lessee and the related Architect.

       "Assignment of Lease and Rents" means, with respect to any Leased Property, the Assignment of Lease and Rents, dated as of the related Closing Date, from the Lessor to the Agent, substantially in the form of Exhibit B to the Master Agreement.

       "Awards" means any award or payment received by or payable to the Lessor or the Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

       "B Loan" means the B Percentage of Loans made by a Lender pursuant to the Loan Agreement and the Master Agreement.

       "B Note" is defined in Section 2.2 of the Loan Agreement.

       "B Percentage" means 20%.

       "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.

       "Base Term" means, with respect to any Leased Property, (a) the period commencing on the Initial Closing Date for the first parcel of Land acquired by the Lessor and ending on the tenth (10th) anniversary of such Closing Date or
(b) such shorter period as may result from earlier termination of the Lease as provided therein.

       "Basic Rent" means, for any Lease Term, the rent payable pursuant to
Section 3.1 of the Lease, determined in accordance with the following: each installment of Basic Rent payable on any Payment Date shall be in an amount equal to the sum of (A) the aggregate amount of Lender Basic Rent payable on such Payment Date, plus (B) the aggregate amount of Lessor Basic Rent payable on such Payment Date, in each case for the Leased Property or Properties that are then subject to the Lease.

       "Board of Directors", with respect to a corporation, means either the Board of Directors or any duly authorized committee of that Board which pursuant to the by-laws of such corporation has the same authority as that Board as to the matter at issue.

       "Building" means, with respect to any Leased Property, the buildings, structures and improvements described on Appendix B of the related Lease Supplement located or to be located on the related Land, along with all fixtures used or useful in connection with the operation of such Leased Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached or used or useful in connection with the Building, all equipment financed by the Lessor and/or the Lenders and the Lease Participants and all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in each case excluding trade fixtures financed other than by the Lessor, the Lease Participant or the Lenders).

       "Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Atlanta, Georgia [or New York, New York] and, if the applicable Business Day relates to a LIBOR Advance, on which trading is not carried on by and between banks in the London interbank market.

       "Capital Stock" means, with respect to any Person, all capital stock of such Person, whether voting or nonvoting, including common stock and preferred stock of such Person.

       "Casualty" means an event of damage or casualty relating to all or part of any Leased Property that does not constitute an Event of Loss.

       "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et. seq. and its implementing regulations and amendments.

         "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

       "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, proceedings, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

       "Closing Date" means, with respect to each parcel of Land, the date on which such Land is acquired by the Lessor and the initial Funding occurs with respect to such Land under the Master Agreement.

       "Commitment" means as to each Funding Party, its obligation to make Fundings as investments in each Leased Property, or to make Loans to the Lessor, or to fund a Lease Participation as the case may be, in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

       "Commitment Percentage" means as to any Funding Party, at a particular time, the percentage of the aggregate Commitments in effect at such time constituted by such Funding Party's Commitment, as such percentage is shown for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

       "Completion Costs Payment", which is payable upon the occurrence of a Non-Completion Event, is an amount equal to the sum of (i) the acquisition cost of the Land, (ii) the aggregate amount of all Completion Costs, up to but not in excess of the Completion Costs Payment Limitation, and (iii) all Supplemental Rent and other amounts owing by the Lessee under the Operative Documents (other than any Completion Costs in excess of the Completion Costs Payment Limitation).

       "Completion Costs" means at any time the sum of (x) the aggregate amount of all development, transaction and closing costs, including all acquisition costs for any improvements and capitalized expenses, but excluding the purchase price of the Land, expended or incurred by the Lessee as of the time of a Non-Completion Event and which it will be necessary thereafter to expend in order to achieve Completion, plus (y) all Taxes thereon.

       "Completion Costs Payment Limitation" means an amount equal to 89% of the Aggregate Construction Costs.

       "Completion Date" with respect to any Leased Property means the Business Day on which the conditions specified in Section 3.5 of the Master Agreement have been satisfied with respect to such property.

       "Compliance Certificate" shall have the meaning set forth in Section 5.1 of the Master Agreement.

       "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to any Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use, occupancy or title is taken.

       "Consolidated Companies" means, collectively, Lessee and all of its Subsidiaries.

       "Consolidated EBIT" means, for any fiscal period of Lessee, an amount equal to (A) the sum for such fiscal period of Consolidated Net Income (Loss) and, to the extent deducted in determining such Consolidated Net Income (Loss), provisions for (i) taxes based on income and (ii) Consolidated Interest Expense, minus (B) any items of gain (or plus any items of loss) which were included in determining such Consolidated Net Income (Loss) and were (x) not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP),
(y) the result of any sale of assets, or (z) resulting from minority investments, together in the case of (x), (y) or (z), any related provision for taxes included in Consolidated Net Income (Loss) with respect thereto, plus (C) non-recurring non-cash charges, including without limitation, accruals related to any acquisition and earnouts incurred in connection with any acquisition to the extent not paid in cash.

       "Consolidated EBITDA" shall mean, for any four fiscal-quarter period of Borrower, an amount equal to the sum of (A) Consolidated EBIT plus (B) depreciation and amortization expense to the extent deducted in determining Consolidated Net Income (Loss), plus (C) without duplication, the sum of the following items to the extent not included in Consolidated EBITDA for such period:

                    (1) the net income (or net loss) for such period of any Person which became a Subsidiary during such period (a "New Subsidiary");

                    (2) the net income (or net loss) derived during such period from any assets acquired by any Consolidated Company during such period ("New Assets");

                    (3) the sum of (x) taxes based on income, (y) Consolidated Interest Expense and (z) depreciation and amortization expense, in each case to the extent deducted in determining net income of any New Subsidiary or derived from any New Assets during such period, minus any items of gain (or plus any items of loss) which were included in determining such net income and were (aa) not realized in the ordinary course of business (whether or not classified as "ordinary" by GAAP),
         (bb) the result of any sale of assets, or (cc) resulting from minority investments, together in the case of (aa), (bb) or (cc), any related provision for taxes included in such net income with respect thereto; and

                    (4) non-recurring non-cash charges of any New Subsidiary or derived from any New Assets during such period, including without limitation, accruals related to any acquisition and earnouts incurred in connection with any acquisition to the extent not paid in cash.

       "Consolidated EBITR" means, for any fiscal period of Lessee, an amount equal to the sum of Consolidated EBIT plus Consolidated Rental Expense for such period.

       "Consolidated Fixed Charges" means, for any fiscal period of Lessee, the sum of (A) Consolidated Interest Expense, plus (B) Consolidated Rental Expense, plus (C) dividends and distributions on Capital Stock paid in cash during such fiscal period by Lessee or any other Consolidated Company, but excluding the one-time dividend paid by Lessee to Equifax as of the Spin-Off Date and any repurchases of Capital Stock of Lessee made on a non-pro rata basis.

       "Consolidated Interest Expense" means, for any fiscal period of Lessee, total interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, and total interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

       "Consolidated Net Income (Loss)" means, for any fiscal period of Lessee, the net income (or loss) of the Consolidated Companies for such period (taken as a single accounting period), but excluding therefrom (to the extent otherwise included therein) the income of any Consolidated Company to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Company of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation; provided that the foregoing exclusion shall not apply to CDB/Infotek so long as there is at least $1 of outstanding intercompany debt owed by CDB/Infotek to another Consolidated Company.

       "Consolidated Net Worth" means, as of any date of determination, shareholders' equity of Lessee, determined on a consolidated basis in conformity with GAAP.

       "Consolidated Rental Expense" shall mean, for any fiscal period of Lessee, the operating lease expense of the Consolidated Companies determined in accordance with GAAP for leases with an initial term greater than one year, as disclosed in the notes to Lessee's consolidated financial statements of the Consolidated Companies, determined on a consolidated basis in accordance with GAAP, with appropriate adjustment for New Subsidiaries, New

Assets, Old Subsidiaries and Old Assets as is consistent with the definition of Consolidated EBIT.

       "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Lessee in its consolidated financial statements as of such date.

       "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee are treated as a single employer under Section 414 of the Code.

       "Construction" means, with respect to any Leased Property, the construction of the related Building pursuant to the related Plans and Specifications.

       "Construction Agency Agreement" means the Construction Agency Agreement, dated as of __________________, between the Lessee and the Lessor.

       "Construction Agent" means the Lessee in its capacity as construction agent pursuant to the Construction Agency Agreement.

       "Construction Conditions" means the conditions set forth in Section 3.5 of the Master Agreement.

       "Construction Contract" means, with respect to any Leased Property, that certain construction contract, if any, between the Lessee and a General Contractor for the construction of the related Building, provided that such contract shall be assigned by the Lessee to the Lessor, and such assignment shall be consented to by such General Contractor, pursuant to an assignment of such construction contract substantially in the form of the Security Agreement and Assignment set forth as Exhibit D to the Master Agreement.

       "Construction Force Majeure Event" means, with respect to any Leased
Property:

       (a)    an act of God arising after the related Closing Date, or

       (b) any change in any state or local law, regulation or other legal requirement arising after such Closing Date and relating to the use of the Land or the construction of a building on the Land, or

       (c) strikes, lockouts, labor troubles, unavailability of materials, riots, insurrections or other causes beyond the Lessee's control which prevents the Lessee from completing the Construction prior to the Scheduled Construction Termination Date and which could not have been avoided or which cannot be remedied by the Lessee through the exercise of all commercially reasonable efforts or the expenditure of funds and, in the case of (b) above, the existence or potentiality of which was not known to and could not have been discovered prior to such Closing Date through the exercise of due diligence by the Lessee.

       "Construction Land Interest" means each parcel of Land for which the Completion Date has not yet occurred.

       "Construction Term" means, with respect to any Leased Property, the period commencing on the related Closing Date and ending on the related Construction Term Expiration Date, or such shorter period as may result from earlier termination of the Lease as provided therein.

       "Construction Term Expiration Date" means, with respect to any Leased Property, the earliest of the following:

       (a)    the related Completion Date,

       (b) the date on which the aggregate Funded Amounts with respect to such Leased Property equal (or exceed) the related Construction Funding Limit, and

       (c)    the related Scheduled Construction Termination Date.

       "Contractual Obligation" of any Person means any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

       ["Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance,(vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (ix) all Debt and other obligations of others Guaranteed by such Person (other than the Debt and other obligations of the Lessee or the Consolidated Subsidiaries of the Lessee Guaranteed by, respectively, the Parent or the Consolidated Subsidiaries of the Parent).]

       "Deed" means, with respect to any Land, a General Warranty Deed, dated the applicable Closing Date, from the applicable Seller to the Lessor, conveying such Land.

       "Environmental Audit" means, with respect to each parcel of Land, a Phase I Environmental Assessment, which meets or exceeds ASTM Standard EIS27-97 and is dated no more than 60 days prior to the related Closing Date, by an environmental services firm satisfactory to the Funding Parties.

       "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Law.

       "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Lessee or any Consolidated Subsidiary required by any Environmental Law.

       "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Law, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Law, whether or not incorporated in a judgment, decree or other.

       "Environmental Laws" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. ss.ss. 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601-9657, (CERCLA), the Clean Air Act, 42 U.S.C. ss.ss.7401 et seq., the Occupational Safety and Health Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act and any comparable or implementing federal, state or local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of any Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

       "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Law.

       "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Law, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any, violation of any Environmental Law or any investigations concerning any violation of any Environmental Law.

       "Environmental Permits" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities required by Environmental Law.

       "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Law.

       "Environmental Releases" means releases as defined in CERCLA or under any applicable Environmental Law.

       "Equifax" means Equifax Inc., a Georgia corporation.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

       "ERISA Affiliate" means, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

       "Event of Default" means any event or condition designated as an "Event of Default" in Article XII of the Lease.

       "Event of Loss" is defined in Section 10.1 of the Lease.

       "Event of Taking" is defined in Section 10.2 of the Lease.

       "Excepted Claims" is defined in Section 7.1 of the Master Agreement.

       "Fair Market Rental Value" means, with respect to any Leased Property, the fair market rental value as determined by an independent appraiser chosen by the Lessor that would be obtained in an arm's- length lease between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is related to the Lessor or Lessee for the lease of such Leased Property on the terms set forth, or referred to, in the Lease. Such fair market rental value shall be calculated as the value for the use of such Leased Property to be leased in place at the Land, assuming, in the determination of such fair market rental value, that such Leased Property is in the condition and repair required to be maintained by the terms of the related Lease (unless such fair market rental value is being determined for the purposes of Section 13.1 of the Lease and except as otherwise specifically provided in the Lease, in which case this assumption shall not be made).

       "Fair Market Sales Value" means, with respect to any Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by the Lessor or, so long as the Funded Amounts are outstanding, the Agent that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or Lessee, for the purchase of such Leased Property. Such fair market sales value shall be calculated as the value for the use of such Leased Property, assuming, in the determination of such fair market sales value, that such Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section 13.1 of the Lease and except as otherwise specifically provided in the Lease or the Master Agreement, in which case this assumption shall not be made).

       "Final Rent Payment Date" with respect to any Leased Property is defined in Section 13.1(e) of the Lease.

       "Fiscal Quarter" means any fiscal quarter of the Lessee.

       "Fiscal Year" means any fiscal year of the Lessee.

       "Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter of Lessee, the ratio of (A) Consolidated EBITR to (B) Consolidated Fixed Charges, in each case calculated with respect to the immediately preceding four fiscal quarters ending on such date.

       "Foreign Plan" means any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle, but shall not include any benefit provided by a foreign government or its agencies.

       "Foreign Subsidiary" means each Consolidated Company that is organized under the laws of a jurisdiction other than the United States of America or any State thereof.

       "Funded Amount" means, as to the Lessor, the Lessor's Invested Amounts, and, as to each Lender, the outstanding principal of such Lender's Loans.

       "Funded Debt" means all Indebtedness for money borrowed, Indebtedness evidenced or secured by purchase money Liens, capitalized leases, outstandings under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, including any current maturities of the foregoing, which by its terms matures more than one year from the date of any calculation thereof or which is renewable or extendable at the option of the obligor to a date beyond one year from such date. The calculation of Funded Debt shall include (i) all Funded Debt of the Consolidated Companies, plus (ii) all Funded Debt of other Persons to the extent guaranteed by a Consolidated Company, to the extent supported by a letter of credit issued for the account of a Consolidated Company, or as to which and to the extent which a Consolidated Company or its assets otherwise have become liable for payment thereof, plus
(iii) the redemption amount with respect to the stock of the Lessee required to be redeemed during the next succeeding twelve months at the option of the holder or its Subsidiaries. Notwithstanding the foregoing, "Funded Debt" shall exclude the Operative Documents and all operating lease obligations.

       "Funding" means any funding by the Funding Parties pursuant to Section
2.2 of the Master Agreement.

       "Funding Date" means collectively, each Closing Date and each other date during the Construction Term on which a Funding occurs under Section 2 of the Master Agreement.

       "Funding Office" means for each Funding Party the office such Funding Party may designate in writing from time to time to the Lessee and the Agent as its funding office.

       "Funding Parties" means the Lessor, the Agent, the Lease Participant and the Lenders, collectively.

       "Funding Party Balance" means, with respect to any Leased Property, (i) for the Lessor as of any date of determination, an amount equal to the sum of the outstanding related Lessor's Invested Amount (less the related Lease Participant Amount), all accrued and unpaid Yield on such outstanding related Lessor's Invested Amount (less the related Lease Participant Amount), all unpaid related fees owing to the Lessor under the Operative Documents, and all other related amounts owing to the Lessor by the Lessee under the Operative Documents,
(ii) for the Lease Participant as of any date of determination, an amount equal to the sum of the outstanding related Lease Participant Amount, all accrued and unpaid Yield thereon, all unpaid related fees owing to the Lease Participant under the Operative Documents, and all other related amounts owing to the Lease Participant by the Lessee under the Operative Documents, and (iii) for any Lender as of any date of determination, an amount equal to the sum of the outstanding related Loans of such Lender, all accrued and unpaid interest thereon, all unpaid related fees owing to such Lender under the Operative Documents, and all other related amounts owing to such Lender by the Lessee under the Operative Documents.

       "Funding Request" is defined in Section 2.2 of the Master Agreement.

       "Funding Termination Date" means ______________, 1999.

       "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

       "General Contractor" means with respect to any Leased Property the general contractor under the related Construction Contract as may be selected by the Lessee.

       "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of any Leased Property.

       "Governmental Authority" means any foreign or domestic federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or any political subdivision thereof.

       "Guarantor" means the Lessee, in its capacity as guarantor under the Operative Guaranty.

       "Guaranty" means any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

       "Hazardous Materials" means any pollutant, contaminant, waste, hazardous or toxic chemical including asbestos containing materials in any form or condition; urea formaldehyde foam insulation; polychlorinated biphenyls (PCBs) in any form or condition; including, without limitation, any solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, any "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation; gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof; toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation; or insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

       "Indebtedness" of any Person means, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under GAAP; (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof to the extent required to be disclosed in such Person's financial statements in accordance with GAAP.

       "Indemnified Risks" is defined in Section 7.1 of the Master Agreement.

       "Indemnitee" means the Agent (in its individual capacity and in its capacity as Agent), the Lease Participant, each Lender, and the Lessor, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; provided, however, that in no event shall the Lessee be an Indemnitee.

       "Indemnitee Group" means the respective Affiliates, employees, officers, directors and agents of the Agent (in its individual capacity), the Lease Participant, each Lender or the Lessor, as applicable; provided, however, that in no event shall the Lessee be a member of the Indemnitee Group.

       "Initial Closing Date" means the Closing Date for the first Leased Property acquired by the Lessor.

       "Investment" means, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, Capital Stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person. Each Investment shall be valued as of the date made; provided that any Investment or portion of an Investment consisting of Debt shall be valued at the outstanding principal balance thereof as of the date of determination.

       "Land" means the land described in Appendix B to the related Lease Supplement.

       "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any governmental or political subdivision or agency thereof, or of any court or similar entity established by any thereof.

       "Lease" means the Lease Agreement, dated as of ____________, 1997, together with each Lease Supplement thereto, between the Lessee and the Lessor, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in favor of the Funding Parties in the jurisdiction where the Leased Property is located.

       "Lease Balance" means, with respect to the Leased Properties, as of any date of determination, an amount equal to the sum of all Funding Party Balances.

       "Lease Participant" means SunTrust Bank, Atlanta and such other Persons, if any, who may become parties to the Lease Participation Agreement as Lease Participants, provided that, unless such other Person is an Affiliate of SunTrust Bank, Atlanta, Lessee consents to such other Person, which consent shall not be unreasonably withheld.

       "Lease Participation Agreement" means the Lease Participation Agreement dated as of ____________, 1997, among the Lessor, the Lease Participant and the Agent.

       "Lease Participant Amount" means the amounts funded by the Lease Participant pursuant to Section 2.2 of the Lease Participation Agreement (as increased during the related Construction Term by a amount equal to the Lease Participant's Percentage of the increase in the related Lessor's Invested Amount pursuant to Section 2.3(c) of the Master Agreement), as the purchase price for the Lease Participation.

       "Lease Participant Commitment" is defined in Section 2.2 of the Lease Participation Agreement.

       "Lease Participation" is defined in Section 2.1 of the Lease Participation Agreement.

       "Lease Supplement" is defined in Section 2.1 of the Lease.

       "Lease Term" with respect to the Lease means (a) the Base Term, as it may be renewed pursuant to Section 14.9 of the Lease or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

       "Lease Termination Date" means the last day of the Lease Term, as the same may be accelerated pursuant to the Lease.

       "Leased Property" means Land and the related Building(s). For purpose of the Lease, "Leased Property" means the property subject to a Lease Supplement, unless the context provides otherwise.

       "Leased Property Balance" means, with respect to any Leased Property, as of any date of determination, an amount equal to that portion of the Lease Balance which relates to such Leased Property.

       "Lender Basic Rent" means, for any Rent Period under the Lease, the aggregate amount of interest accrued on the Loans related to the Leased Property subject to the Lease pursuant to Section 2.5 of the Loan Agreement during such Rent Period, plus the amount of principal of such Loans then due pursuant to
Section 2.4 of the Loan Agreement.

       "Lenders" means such financial institutions as are, or who may hereafter become, parties to the Loan Agreement as Lenders to the Lessor.

       "Lessee" is defined in the preamble to the Master Agreement.

       "Lessor" is defined in the preamble to the Master Agreement.

       "Lessor Basic Rent" means, for any Rent Period under any Lease, the aggregate amount of Yield accrued on the Lessor's Invested Amounts under the Lease under Section 2.3(a) of the Master Agreement during such Rent Period.

       "Lessor Liens" means Liens on or against any Leased Property, the Lease, any other Operative Document or any payment of Rent (a) which result from any act or omission of, or any Claim against, the Lessor unrelated to the transactions contemplated by the Operative Documents or (b) which result from any Tax owed by the Lessor, except any Tax for which the Lessee is obligated to indemnify (including, without limitation, in the foregoing exception, any assessments with respect to any Leased Property noted on the related Title Policy or assessed in connection with any construction or development by the Lessee).

       "Lessor's Invested Amount" means the amounts funded by the Lessor pursuant to Section 2 of the Master Agreement that are not proceeds of Loans by a Lender, as increased during the related Construction Term pursuant to Section 2.3(c) of the Master Agreement.

       "LIBOR Advance" means that portion of the Funded Amount hearing interest based on the LIBOR Rate.

       "LIBOR Rate" means, with respect to any Rent Period, the rate per annum equal to the offered rate for deposits in U.S. Dollars of amounts equal or comparable to the aggregate principal amount of the related LIBOR Advance offered for a term comparable to such Rent Period, which rates appear on the Telerate Page 3750 (if the foregoing rate is unavailable from the Telerate for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBO Page) as of 11:00 a.m. London time, two (2)

Business Days prior to the first day of such Rent Period, provided that (x) if more than one such offered rate appears on the Reuters Screen LIBO Page, the rate used to determine the LIBOR Rate will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of such offered rates), or (y) if no such offered rates appear on such pages, the rate used for such Rent Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Agent, at approximately 10:00 a.m., New York time, two (2) Business Days prior to the first day of such Rent Period, for deposits in U.S. Dollars offered to leading European banks for a period comparable to such Period in an amount comparable to the principal amount of the Lease Participant Amounts and the Loans, the rate so determined to be rounded upwards to the nearest multiple of 1/100th of 1%. All determinations of Yield, interest, Lessor Basic Rent, Lender Basic Rent, LIBOR Rate, Alternative Rate, and Overdue Rate by the Agent shall, in the absence of demonstrable error, be binding and conclusive upon the Lessee.

       "LIBOR Reserve Percentage" means, for any Rent Period and for any Funding Party, the aggregate reserve requirement (including any basic, emergency, supplemental, marginal or other reserve requirement) which is actually imposed on such Funding Party during such Rent Period under Regulation D of the Board of Governors of the Federal Reserve System with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" having a term equal to the applicable Rent Period.

       "Lien" means any mortgage, deed of trust, security deed, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

       "Loan" shall have the meaning specified in Section 2.1 of the Loan Agreement.

       "Loan Agreement" means the Loan Agreement, dated as of ____________, 1997, among the Lessor, the Agent and the Lenders.

       "Loan Documents" means the Loan Agreement, the Notes, the Assignments of Lease and Rents, the Mortgages and all documents and instruments executed and delivered in connection with each of the foregoing.

       "Loan Event of Default" means any of the events specified in Section 5.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

       "Loan Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

       "Loss Proceeds" is defined in Section 10.6 of the Lease.

       "Margin Regulations" means Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

       "Margin Stock" means "margin stock" as defined in Regulations G, T, U or
X.

       "Master Agreement" means the Master Agreement, dated as of ____________, 1997, among the Lessee, the Guarantor, the Lessor, the Agent and the Lenders.

       "Material Adverse Effect" means a material adverse effect upon the financial condition, operations, performance or properties of the Lessee, or the ability of the Lessee to perform in any material respect under the Operative Documents or the value, utility or useful life of any Leased Property, or the validity, enforceability or legality of any of the Operative Documents, or the priority, perfection or status of any Funding Party's interest in any Leased Property.

       "Material Subsidiary" means each Subsidiary of Lessee, now existing or hereafter established or acquired, that at any time prior to the Lease Termination Date (i) has or acquires assets which constitute fifteen percent (15%) or more of the Total Assets or (ii) accounts for or produces fifteen percent (15%) or more of Consolidated EBITDA during the most recently completed fiscal year of Lessee.

       "Mortgage" means, with respect to any Leased Property, that certain mortgage, deed of trust or security deed, dated as of the related Closing Date, by the Lessor to the Agent, in the form of Exhibit D attached to the Master Agreement, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in



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

favor of the Agent in the jurisdiction where the Leased Property is located.

       "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

       "Non-Completion Event" means the failure to complete construction on any Leased Property on the Construction Term Expiration Date therefor in accordance with the Construction Agency Agreement.

       "Notes" means the A Note and the B Note issued by the Lessor under the Loan Agreement, and any and all notes issued in replacement or exchange therefor in accordance with the provisions thereof.

       "Obligations" means all amounts owed by, and obligations of, the Lessor to the Lenders or the Agent under the Loan Agreement, Notes and other Operative Documents.

       "Officer's Certificate" of a Person means a certificate signed by the Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary or any Assistant Secretary of the such Person, or by any Vice President who is also Controller or Treasurer signing alone.

       "Operative Documents" means the Master Agreement, the Operative Guaranty, the Purchase Agreements, the Deeds, the Lease, the Lease Participation Agreement, the Security Agreement and Assignment, the Notes, the Loan Agreement, the Assignments of Lease and Rents, the Mortgages and the other documents delivered in connection with the transactions contemplated by the Master Agreement.

       "Operative Guaranty" means the Guaranty dated as of ____________, 1997 by the Guarantor in favor of the Funding Parties.

       "Overdue Rate" means the lesser of (a) the highest interest rate permitted by Applicable Law and (b)(i) during the Rent Period in which the payment default first occurs, the LIBOR Rate for such Rent Period plus the Applicable Margin plus 2%, and (ii) after such Rent Period, an interest rate per annum (calculated on the basis of a 365- day (or 366-day, if appropriate) year equal to 2.0% above the Alternative Rate in effect from time to time.

       "Payment Date" means the last day of each Rent Period (and if such Rent Period is longer than 90 days or three months, the



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

day that is 90 days after the first day of such Rent Period) or, if such day is not a Business Day, the next Business Day.

       "Payment Date Notice" is defined in Section 2.3(e) of the Master
Agreement.

       "PBGC" means the Pension Benefit Guaranty Corporation, and any successor thereto.

       "Permitted Liens" means the following with respect to any Leased
Property: (a) the respective rights and interests of the Lessee, the Lessor, the Agent, the Lease Participant and any Lender, as provided in the Operative Documents, (b) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising after the related Closing Date in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (d) Liens arising after such Closing Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review, (e) easements, rights of way, reservations, servitudes and rights of others against the Land which do not materially and adversely affect the value or the utility of such Leased Property, (f) other Liens incidental to the conduct of Lessee's business which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of such Leased Property or materially impair the use thereof, and (g) assignments, leases and subleases expressly permitted by the Operative Documents.

       "Person" means any individual, limited liability company, partnership, firm, corporation, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

       "Plan" means any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.



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

       "Plans and Specifications" means with respect to any Building the final plans and specifications for such Building prepared by the Architect, and referred to by the Appraiser in the Appraisal, as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

       "Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

       "Properties" means all real property owned, leased or otherwise used or occupied by the Lessee or any Consolidated Subsidiary, wherever located.

       "Purchase Agreement" means with respect to any Land, the purchase agreement with the Seller for the conveyance of such Land to the Lessor.

       "Purchase Option" is defined in Section 14.1(a) of the Lease.

       "Recourse Deficiency Amount" means, as of any date of determination thereof, the sum of (i) the aggregate principal amount of the A Loans then outstanding, plus the A Percentage of the Lessor's Invested Amounts then outstanding, plus (ii) all accrued and unpaid Yield on the A Percentage of the Lessor's Invested Amounts and all accrued and unpaid interest on the A Loans.

       "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the [Termination Date] either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

       "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

       "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

       "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

       "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

       "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

       "Regulations" means the income tax regulations promulgated from time to time under and pursuant to the Code.

       "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

       "Release Date" means, with respect to any Leased Property, the earlier of
(i) the date that the related Leased Property Balance has been paid in full, and
(ii) the date on which the Agent gives notice to the Lessor that the Lease Participant and the Lenders release any and all interest they may have in such Leased Property, and all proceeds thereof, and any rights to direct, consent or deny consent to any action by the Lessor with respect to such Leased Property.

       "Remarketing Option" is defined in Section 14.6 of the Lease.

       "Rent" means Basic Rent and Supplemental Rent, collectively.

       ["Rental Income" shall mean the gross revenues of the Lessee and its Subsidiaries from rentals to the public from the Lessee's furniture inventory and rental equipment (excluding customer deposits, advance rent payments and proceeds from the sale of inventory).]

       "Rent Period" means in the case of LIBOR Advances, either a 1, 2, 3 or 6 month period; provided that:

                    (a) The initial Rent Period for any Funding shall commence on the Funding Date of such Funding and each Rent Period occurring thereafter in respect of such Funding shall commence on the day on which the next preceding Rent Period expires;

                    (b) If any Rent Period would otherwise expire on a day which is not a Business Day, such Rent Period shall expire on the next succeeding Business Day, provided that if any Rent Period in respect of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Rent Period shall expire on the next preceding Business Day;

              (c) Any Rent Period in respect of LIBOR Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Rent Period shall, subject to paragraph (d) below, expire on the last Business Day of such calendar month; and

              (d) No Rent Period shall extend beyond the Lease Termination Date.

       "Report" is defined in Section 7.6 of the Master Agreement.

       "Required Lenders" means, at any time, Lenders holding an aggregate outstanding principal amount of Loans equal to at least 66- 2/3% of the aggregate outstanding principal amount of all Loans.

       "Required Funding Parties" means, at any time, Funding Parties holding an aggregate outstanding principal amount of Funded Amounts equal to at least 66-2/3% of the aggregate outstanding principal amount of all Funded Amounts.

       "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, permit, approval, authorization, license or variance, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and any building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.

       "Responsible Financial Officer" is defined in Section 5.1(c) of the Master Agreement.

       "Responsible Officer" means the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.



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

       "Scheduled Construction Termination Date" means with respect to any Building ____________, 1998 [the eighteen-month anniversary of the initial Closing Date].

       "SEC" means the United States Securities and Exchange Commission.

       "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

       "Securities Act" means the Securities Act of 1933, as amended.

       "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Security Agreement and Assignment" means, with respect to any Leased Property, the Security Agreement and Assignment (Construction Contract, Architect's Agreement, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings) from the Lessee to the Lessor, substantially in the form of Exhibit C to the Master Agreement.

       "Seller" means as to any Leased Property, the seller thereof to the Lessor on the related Closing Date.

       "Solvent" means, as to Lessee at any time, that (i) each of the fair value and the present fair saleable value of such Person's assets (including any rights of subrogation or contribution to which such Person is entitled, under any of the Operative Documents or otherwise) is greater than such Person's debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) and the maximum estimated amount required to pay such debts and liabilities as such debts and liabilities mature or otherwise become payable;
(ii) such Person is able and expects to be able to pay its debts and other liabilities (including, without limitation, contingent, unmatured and unliquidated debts and liabilities) as they mature; and (iii) such Person does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted.

       "Spin Off" means the spinoff of stock of the Lessee by Equifax to shareholders of Equifax.

       "Spin Off Date" means the date on which the Spin Off is consummated.

       "Subsidiary" means, with respect to any Person, any corporation or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

       "SunTrust" means SunTrust Banks, Inc., a Georgia corporation.

       "SunTrust Bank" is defined in the preamble to the Master Agreement.

       "Supplemental Rent" means any and all amounts, liabilities and obligations other than Basic Rent which the Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Agent, the Lease Participant, any Lender or any other party, including, without limitation, amounts under Article XVI of the Lease, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all overdue or late payment charges in respect of any Funded Amount.

       "Tax" or "Taxes" is defined in Section 7.4 of the Master Agreement.

       "Tax Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

       "Tax Indemnitee" means the Lessor, the Lease Participant, the Agent, any Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof, provided, however, that in no event shall the Lessee be a Tax Indemnitee.

       "Telerate" means, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

       "Title Insurance Company" means the company that has or will issue the title policies with respect to a Leased Property, which company shall be reasonably acceptable to the Funding Parties.

       "Title Policy" is defined in Section 3.1 of the Master Agreement.

       "Total Assets" means the total assets of the Consolidated Companies, determined in accordance with GAAP.

       "Transaction" means all the transactions and activities referred to in or contemplated by the Operative Documents.

       "UCC" means the Uniform Commercial Code of Georgia, as in effect from time to time.

       "Unfunded Benefit Liabilities" means with respect to any Plan or Multiemployer Plan at any time, the amount of unfunded benefit liabilities of such Plan or Multiemployer Plan at such time as determined under ERISA Section 4001(a)(18) which shall not be less than the accumulated benefit obligation, as disclosed in accordance with FAS 87, over the fair market value of Plan or Multiemployer Plan assets.

       "Voting Stock" shall mean the securities of any class or classes of the Lessee the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors of the Lessee (or persons performing similar functions).

       "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Lessee.

       "Yield" is defined in Section 2.3 of the Master Agreement.